As filed with the Securities and Exchange Commission on July 28, 1995
                                                      Registration No. 33-
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                             ___________________

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                            NEW PLAN REALTY TRUST
               (Exact name of registrant as specified in its
                            declaration of trust)

     Massachusetts  13-1995781
     (State or other jurisdiction of    (I.R.S. employer
     incorporation or organization)     identification no.)
                         1120 Avenue of the Americas
                          New York, New York 10036
                               (212) 869-3000
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                             ___________________

                               William Newman
                           Chief Executive Officer
                            New Plan Realty Trust
                         1120 Avenue of the Americas
                          New York, New York 10036
                               (212) 869-3000
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                             ___________________
                                 Copies to:

                 Robinson Silverman Pearce Aronsohn & Berman
                         1290 Avenue of the Americas
                          New York, New York 10104
                      Attention:  Alan S. Pearce, Esq.
                                  Steven G. Scheinfeld, Esq.
                             ___________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: X

                       CALCULATION OF REGISTRATION FEE

     Title of
    Each Class                         Proposed     Proposed
  of Securities             Amount      Maximum      Maximum        Amount
      to be                  to be     Offering     Aggregate      of Regis-
  Registered (1)            Regis-     Price Per    Offering        tration
      Amount               tered (2)  Unit(2)(3)   Price(2)(3)        Fee
  ______________          __________  ___________ ____________   ____________

Debt Securities (4) . . .    (11)        (11)        (11)
Preferred Shares,
 $1.00 par value (5). . .    (11)        (11)        (11)
Depositary Shares
 representing
 Preferred
 Shares, $1.00
 par value (6). . . . . .    (11)        (11)        (11)
Common Shares
 of Beneficial
 Interest without
 par value (7). . . . . .    (11)        (11)        (11)
Warrants (8). . . . . . .    (11)        (11)        (11)
Rights (9). . . . . . . .    (11)        (11)        (11)
Total (10). . . . . . . .$250,000,000            $250,000,000 $85,948(12)(13)

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH CONSTITUTES PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO AND INCLUDES AN AGGREGATE INITIAL PUBLIC OFFERING PRICE OF $750,000 OF OFFERED SECURITIES REGISTERED ON FORM S-3, REGISTRATION NO. 33-53311.
                                                     (Footnotes on next page)
=============================================================================

(Footnotes for previous page)

(1)  This Registration Statement also covers Debt Securities, Preferred
     Shares, Depositary Shares, Common Shares of Beneficial Interest,
     Warrants or Rights which may be issued by the Registrant under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities.
(2) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(3) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for Preferred Shares or Common Shares of Beneficial Interest that are issued upon conversion of Debt Securities, Preferred Shares or Depositary Shares registered hereunder or upon exercise of the Warrants registered hereunder, as the case may be. Similarly, no separate consideration will be received for Debt Securities that are issued upon the exercise of Warrants registered hereunder.
(4) Subject to note (10) below, there is being registered hereunder an indeterminate principal amount of Debt Securities. If any Debt
     Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregated initial offering price not to exceed $250,000,000 less the dollar amount of any securities previously issued hereunder.
(5) Subject to note (10) below, there is being registered hereunder an indeterminate number of Preferred Shares as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of Preferred Shares as shall be issuable upon conversion or redemption of Debt Securities registered hereby and upon exercise of Warrants registered hereby.
(6) Subject to note (10) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in Preferred Shares registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the Preferred Shares will be issued to the depositary under the Deposit Agreement.
(7) Subject to note (10) below, there is being registered hereunder an indeterminate number of Common Shares of Beneficial Interest as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of Common Shares of Beneficial Interest as shall be issuable upon conversion or redemption of Debt Securities or Preferred Shares or upon exercise of Warrants registered hereby.
(8) Subject to note (10) below, there is being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Shares or Common Shares of
     Beneficial Interest registered hereby.
(9) Subject to note (10) below, there is being registered hereunder an indeterminate number of Rights representing rights to purchase Common Shares of Beneficial Interest registered hereby.
(10) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(11) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(12) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(13) Does not include the registration fee of $259 pertaining to the aggregate initial public offering price of $750,000 of Offered
     Securities previously registered on Form S-3, Registration No. 33-53311 and carried over to this Registration Statement.
Information contained
     herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securitieslaws of any such State.

                            SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS, DATED JULY 28, 1995

PROSPECTUS
__________
                           NEW PLAN REALTY TRUST

                                $250,000,000
                     Debt Securities, Preferred Shares,
            Depositary Shares, Common Shares, Warrants and Rights

     New Plan Realty Trust ("New Plan" or the "Trust") may from time to time offer in one or more series its (i) unsecured debt securities, which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities," and together with Senior Securities, the "Debt Securities"), (ii) preferred shares of beneficial interest, par value $1.00 per share ("Preferred Shares"), (iii) Preferred Shares represented by depositary shares ("Depositary Shares"), (iv) common shares of beneficial interest without par value ("Common Shares"), (v) warrants to purchase Debt Securities, Preferred Shares or Common Shares (collectively, "Warrants"), or (vi) rights to purchase Common Shares ("Rights"), with an aggregate initial public offering price of up to $250,000,000 on terms to be determined at the time of offering. Debt Securities, Preferred Shares, Depositary Shares, Common Shares, Warrants and Rights (collectively, the "Offered Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Trust or repayment at the option of the Holder, terms for sinking fund payments, terms for conversion into Preferred Shares or Common Shares, and any initial public offering price; (ii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other terms and conditions, and any initial public offering price; (iii) in the case of Depositary Shares, the fractional share of a Preferred Share represented by each such Depositary Share; (iv) in the case of Common Shares, any initial public offering price; (v) in the case of Warrants, the number and terms thereof, the designation and the number of securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof; and (vi) in the case of Rights, the duration, exercise price and transferability thereof. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of certain types of Offered Securities, in each case as may be appropriate to preserve the status of the Trust as a real estate investment trust ("REIT") for federal income tax purposes.

     The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

     The Offered Securities may be offered directly, through agents designated from time to time by the Trust, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.
                           ______________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.
                           ______________________

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
 OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY
                                IS UNLAWFUL.
                           ______________________

                The date of this Prospectus is _______, 1995.

AVAILABLE INFORMATION

     The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Trust with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Shares are listed on the New York Stock Exchange and similar information concerning the Trust can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Trust has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Trust and the Offered Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Trust under the Exchange Act with the Commission and are incorporated herein by reference:

     1. The Trust's Annual Report on Form 10-K for the year ended July 31, 1994, filed October 14, 1994 pursuant to the Exchange Act, Form 10-K/A, Amendment No. 1 thereto filed December 12, 1994, and Form 10-K/A, Amendment No. 2 thereto filed February 14, 1995.

     2. The Trust's Quarterly Reports on Form 10-Q for the three-month periods ended October 31, 1994, January 31, 1995 and April 30, 1995 filed on December 9, 1994, March 13, 1995 and June 8, 1995, respectively, pursuant to the Exchange Act.

     3. The Trust's Report on Form 8-K dated August 8, 1994, filed August 8, 1994 pursuant to the Exchange Act.

     4. The Trust's Reports on Form 8-K/A dated September 1, 1994, filed September 1, 1994 pursuant to the Exchange Act, and on Form 8-K/A Amendment No. 2 relating thereto dated March 23, 1995, filed March 23, 1995 pursuant to the Exchange Act.

     5. The Trust's Reports on Form 8-K/A dated October 6, 1994, filed October 6, 1994 pursuant to the Exchange Act, and on Form 8-K/A Amendment No. 2 relating thereto dated March 23, 1995, filed March 23, 1995 pursuant to the Exchange Act.

     6. The Trust's Report on Form 8-K dated March 28, 1995, filed March 28, 1995 pursuant to the Exchange Act.

     7. The Trust's Reports on Form 8-K dated May 30, 1995, filed May 30, 1995 pursuant to the Exchange Act, and on Form 8-K/A relating thereto dated May 31, 1995, filed May 31, 1995 pursuant to the Exchange Act.

     8. The Trust's Report on Form 8-K dated June 19, 1995, filed June 19, 1995 pursuant to the Exchange Act.

     9. The Trust's Report on Form 8-K dated July 25, 1995, filed July 25, 1995 pursuant to the Exchange Act.

     10. Item 1 of the Trust's registration statement on Form 8-A, as amended, filed May 19, 1986 pursuant to Section 12 of the Exchange Act.

     All documents filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Requests should be directed to New Plan Realty Trust, Attention: Ronald Frankel, 1120 Avenue of the Americas, New York, New York 10036; (212) 869-3000.

                                 THE TRUST

     New Plan, one of the largest publicly traded real estate investment trust in the United States based on the aggregate market value of its outstanding Common Shares, is a self-administered and self-managed equity real estate investment trust which primarily owns shopping centers. The Trust's present equity investments consist principally of 102 shopping centers, with approximately 13,600,000 gross rentable square feet, five factory outlet centers with approximately 1,559,000 gross rentable square feet and 24 garden apartment complexes containing 5,133 apartment units. These properties are located in 20 states. Since the organization of the corporate predecessor of the Trust in 1962, the Trust and its predecessor have been directed by members of the Newman family. The Newman family has been active in real estate ownership and management since 1926.

     The Trust has paid regular and uninterrupted cash distributions on its Common Shares since it commenced operations as a real estate investment trust in 1972. These distributions, which are paid quarterly, have increased from $0.19 per Common Share in fiscal 1973 to $1.355 per Common Share in fiscal 1995. Since inception, each distribution has either been equal to or greater than the distribution preceding it, and the distributions have been increased in each of the last 64 consecutive quarters. The Trust intends to continue to declare quarterly distributions on its Common Shares.

     The Trust invests its assets in income-producing real estate, with a primary emphasis on shopping centers, including factory outlet centers, and garden apartments. The Trust's primary investment strategy is to identify and purchase well-located shopping centers, including factory outlet centers, and garden apartments usually at a significant discount to replacement cost. The Trust seeks to achieve income growth through a program of expansion, renovation, leasing, re-leasing and improving the tenant mix of its shopping centers and factory outlets. The Trust minimizes development risks by generally purchasing existing income-producing properties.

     The Trust, a Massachusetts business trust, maintains its executive offices at 1120 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 869-3000.

RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of the Trust for the periods indicated:

                                                               Nine
                                                              Months
                                                               Ended
                                                               April
                                                                30,
             1990      1991      1992      1993      1994      1995
             _______________________________________________________
             16.3      19.0      28.5      23.6      17.0      10.2

     To date, the Trust has not issued any preferred shares; therefore, the ratios of earnings to combined fixed charges and preferred share dividends are unchanged from the ratios presented in this section. For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income (loss) before income taxes and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.


                              USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Trust intends to use the net proceeds from the sale of the Offered Securities for working capital and general trust purposes, which may include the acquisition of shopping centers, factory outlet centers and garden apartments as suitable opportunities arise, the expansion and improvement of certain properties owned or to be owned by the Trust, and the repayment of certain indebtedness outstanding at such time.


                       DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities being offered and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Debt Securities.

     The Senior Securities are to be issued under an Indenture, dated as of March 29, 1995, as amended or supplemented from time to time (the "Senior Securities Indenture"), between the Trust and The First National Bank of Boston, as trustee (the "Senior Securities Trustee") and the Subordinated Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Subordinated Securities Indenture"), between the Trust and a trustee to be selected by the Trust (the "Subordinated Securities Trustee"). The Senior Securities Indenture and the Subordinated Securities Indenture are referred to herein individually as the "Indenture" and collectively as the "Indentures," and the Senior Securities Trustee and the Subordinated Securities Trustee are referred to herein individually as the "Trustee" and collectively as the "Trustees." The Senior Securities Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Senior Securities Trustee or as described above under "Available Information." A form of the Subordinated Securities Indenture will be filed as an exhibit to an amendment to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Subordinated Securities Trustee or as described above under "Available Information." The Senior Securities Indenture is and the Subordinated Securities Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The description of the Subordinated Securities Indenture set forth below assumes that the Trust has entered into the Subordinated Securities Indenture. The Trust will execute the Subordinated Securities Indenture when and if the Trust issues Subordinated Securities. The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities. Unless otherwise specified, all section references appearing herein are to sections of the Indentures, and capitalized terms used but not defined herein shall have the meanings set forth in the Indentures.


Provisions Applicable to Both Senior Securities and Subordinated Securities


General

     The Debt Securities will be direct, unsecured obligations of the Trust. Senior Securities will rank pari passu with certain other senior debt of the Company that may be outstanding from time to time and will rank senior to all Subordinated Securities that may be outstanding from time to time. Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of the Trust or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

     Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee (Section 609) thereunder, and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

     Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

     (1) the title of such Debt Securities;

     (2) the classification of such Debt Securities as Senior Securities or Subordinated Securities;

     (3) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

     (4) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

     (5) if convertible, in connection with the preservation of the Trust's status as a REIT, any applicable limitations on the ownership or transferability of the Common Shares or Preferred Shares into which such Debt Securities are convertible;

     (6) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

     (7) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

     (8) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     (9) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Trust in respect of such Debt Securities and the applicable Indenture may be served;

     (10) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Trust, if the Trust is to have such an option;

     (11) the obligation, if any, of the Trust to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

     (12) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (13) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or other method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

     (14) whether such Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

     (15) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the applicable Indenture;

     (16) whether such Debt Securities will be issued in certificated or book-entry form;

     (17) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

     (18) the applicability, if any, of the defeasance and covenant defeasance provisions of Article XIV of the applicable Indenture;

     (19) if such Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

     (20) the terms, if any, upon which such Debt Securities may be convertible into Common Shares or Preferred Shares of the Trust and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

     (21) whether and under what circumstances the Trust will pay Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Trust will have the option to redeem such Debt Securities in lieu of making such payment;

     (22) the name of the applicable Trustee and the address of its corporate trust office; and

     (23) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture (Section 301).

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as set forth below under "Certain Covenants - Limitations on Incurrence of Debt," neither Indenture contains any other provisions that would limit the ability of the Trust to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Trust or in the event of a change of control. However, restrictions on ownership and transfers of the Trust's Common Shares and Preferred Shares are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Preferred Shares" and "Description of Common Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Trust that are described below, including any addition of a covenant or other provision providing event risk or similar protection.


Denominations, Interest, Registration and Transfer

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the applicable Trustee, provided that, at the option of the Trust, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture (Section 307).

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Trust with respect to any series of Debt Securities, the Trust may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust will be required to maintain a transfer agent in each Place of Payment for such series. The Trust may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

     Neither the Trust nor any Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).


Merger, Consolidation or Sale

     The Trust may merge with or into, consolidate with, or sell, lease or convey all or substantially all of its assets to, any other trust or corporation, provided that (a) either the Trust shall be the continuing trust or corporation, or the successor trust or corporation (if other than the Trust) formed by or resulting from any such merger or consolidation or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indentures; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Trust or any Subsidiary as a result thereof as having been incurred by the Trust or such Subsidiary at the time of such transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustees (Sections 801 and 803).


Certain Covenants

     Limitations on Incurrence of Debt.   The Trust will not, and will not
permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of (i) the Trust's Total Assets (as defined below) as of the end of the fiscal quarter covered in the Trust's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable acquired by the Trust or any Subsidiary since the end of such fiscal quarter, including those obtained in connection with the incurrence of such additional Debt, and (iii) the amount of any securities offering proceeds received by the Trust or any Subsidiary since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce
Debt) (Section 1004).

     In addition to the foregoing limitation on the incurrence of Debt, the Trust will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Trust or any Subsidiary if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Trust or any Subsidiary is greater than 40% of the sum of (i) the Trust's Total Assets as of the end of the fiscal quarter covered in the Trust's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable acquired by the Trust or any Subsidiary since the end of such fiscal quarter, including those obtained in connection with the incurrence of such additional Debt and (iii) the amount of any securities offering proceeds received by the Trust or any Subsidiary since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt) (Section 1004).

     In addition to the foregoing limitations on the incurrence of Debt, the Trust will not, and will not permit any Subsidiary to, incur any Debt if Consolidated Income Available for Debt Service (as defined below) for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge (as defined below) on the Debt of the Trust and all Subsidiaries to be outstanding immediately after the incurring of such additional Debt (Section 1004).

     The Trust will at all times maintain an Unencumbered Total Asset Value in an amount not less than 100% of the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries that is unsecured (Section
1004).

     Existence.   Except as permitted under "Merger, Consolidation or Sale,"
the Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Trust shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1005).

     Maintenance of Properties.   The Trust will cause all of its properties
used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Trust and its Subsidiaries shall not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business (Section 1006).

     Insurance.   The Trust will, and will cause each of its Subsidiaries to, keep all of its insurable properties adequately insured against loss or damage with insurers of recognized responsibility and having an A.M. Best policy holder's rating of not less than A-:V (Section 1007).

     Payment of Taxes and Other Claims.   The Trust will pay or discharge or
cause to be paid or discharged, before the same shall become delinquent, (i) all future taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Trust or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Trust or any Subsidiary, unless such lien would not have a material adverse effect upon such property; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) for which the Trust has set apart and maintains an adequate reserve (Section 1008).

     Provision of Financial Information.   Whether or not the Trust is
subject to Section 13 or 15(d) of the Exchange Act, the Trust will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Trust would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Trust were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Trust would have been required so to file such documents if the Trust were so subject. The Trust will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections and (ii) file with the Trustees copies of the annual reports, quarterly reports and other documents which the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections and (y) if filing such documents by the Trust with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1009).

     As used herein,

     "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income (as defined below) of the Trust and its Subsidiaries plus amounts which have been deducted for (a) interest on Debt of the Trust and its Subsidiaries, (b) provision for taxes of the Trust and its Subsidiaries based on income, (c) amortization of debt discount, (d) property depreciation and amortization and (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period.

     "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Trust and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Debt" of the Trust or any Subsidiary means any indebtedness of the Trust or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Trust or any Subsidiary, (iii) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Trust or any Subsidiary as lessee which is reflected on the Trust's Consolidated Balance Sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Trust's Consolidated Balance Sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Trust or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Trust or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Trust or any Subsidiary whenever the Trust or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

     "Maximum Annual Service Charge" as of any date means the maximum amount which may become payable in any period of 12 consecutive calendar months from such date for interest on, and required amortization of, Debt. The amount payable for amortization shall include the amount of any sinking fund or other analogous fund for the retirement of Debt and the amount payable on account of principal on any such Debt which matures serially other than at the final maturity date of such Debt.

     "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Trust and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

     "Undepreciated Real Estate Assets" as of any date means the amount of real estate assets of the Trust and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Unencumbered Total Asset Value" as of any date means the sum of the Trust's Total Assets which are unencumbered by any mortgage, lien, charge, pledge or security interest.


Events of Default, Notice and Waiver

     Each Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Trust contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in such Indenture; (e) an event of default under any evidence of indebtedness of the Trust or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured or evidenced, such default having resulted in the acceleration of the maturity of an aggregate principal amount exceeding $10,000,000 of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within a specified period of time; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust, any Significant Subsidiary or the property of the Trust or any Significant Subsidiary; and (g) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Trust.

     If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Trust (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may
be) may rescind and annul such declaration and its consequences if (a) the Trust shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may
be) have been cured or waived as provided in the applicable Indenture (Section 502). Each Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section
513).

     Each Trustee is required to give notice to the Holder of Debt Securities within 90 days of a default under the applicable Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

     Each Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the Trustee thereunder for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof (Section 508).

     Subject to provisions in each Indenture relating to its duties in case of default, each Trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under such Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the applicable Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, the Trust must deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof (Section 1010).


Modification of the Indentures

     Modifications and amendments of each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; (f) if Subordinated Securities, modify any of the provisions of the Subordinated Securities Indenture relating to the subordination of such Subordinated Securities in a manner adverse to the Holders thereof; or (g) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).


     The Holders of not less than a majority in principal amount of Outstanding Debt Securities have the right to waive compliance by the Trust with certain covenants in the applicable Indenture (Section 1012).

     Modifications and amendments of each Indenture may be made by the Trust and the applicable Trustee without the consent of any Holder of Debt Securities issued thereunder for any of the following purposes: (i) to evidence the succession of another Person to the Trust as obligor under the applicable Indenture; (ii) to add to the covenants of the Trust for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Trust in the applicable Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the applicable Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the applicable Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Preferred Shares or Common Shares of the Trust; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the applicable Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

     Each Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture, and (iv) Debt Securities owned by the Trust or any other obligor upon the Debt Securities or any Affiliate of the Trust or of such other obligor shall be disregarded (Section 101).

     Each Indenture contains provisions of convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Trust or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the applicable Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture (Section 1504).


Discharge, Defeasance and Covenant Defeasance

     The Trust may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401).

     Each Indenture provides that, if the provisions of Article XIV are made applicable to the Debt Securities of or within any series pursuant to Section 301 of such Indenture, the Trust may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under Sections 1004 to 1009, inclusive, of the applicable Indenture (being the restrictions described under "Certain Covenants") or, if provided pursuant to Section 301 of such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Trust with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Trust has delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (Section 1404).

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or
(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Trust has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a Foreign Currency, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established (Section 101). Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Trust effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Section 1004 to 1009, inclusive, of the applicable Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Trust would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.


Conversion Rights

     The terms and conditions, if any, upon which the Debt Securities are convertible into Preferred Shares or Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Preferred Shares or Common Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.


Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depository") identified in the applicable Prospectus Supplement relating to such series. Global Securities are expected to be deposited with The Depository Trust Company, as Depository. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

     Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the Trust anticipates that the following provisions will apply to depository arrangements.

     Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Trust if such Debt Securities are offered and sold directly by the Trust. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

     So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

     Payments of principal of, any premium and any interest on, or any Additional Amounts payable with respect to, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Trust, the Trustees, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Trust expects that the Depository for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depository or its nominee. The Trust also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     If a Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Trust within 90 days, the Trust will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Trust may, at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Trust, of $1,000 and integral multiples thereof.

Provisions Applicable Solely to Subordinated Securities

General

     Subordinated Securities will be issued under the Subordinated Indenture and will rank pari passu with certain other subordinated debt of the Company that may be outstanding from time to time and will rank junior to all Senior Indebtedness (as defined below) of the Company (including any Senior Securities) that may be outstanding from time to time. All section references appearing below are to sections of the Subordinated Indenture.

     The term "Senior Indebtedness" is defined in the Subordinated Indenture as indebtedness incurred by the Trust for money borrowed whether outstanding on the date hereof or incurred in the future, all deferrals, renewals or extensions of any such indebtedness and all evidences of indebtedness issued in exchange for any such indebtedness and guarantees by the Trust of the foregoing items of indebtedness for money borrowed by persons other than the Trust, unless, in any such case, such indebtedness or guarantee provides by its terms that it shall not constitute Senior Indebtedness.

     If Subordinated Securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Indebtedness outstanding as of a recent date will be set forth in the Prospectus Supplement. The Subordinated Indenture does not restrict the amount of Senior Indebtedness that the Trust may incur.


Subordination

     The payment of the principal of (and premium, if any) and interest on the Subordinated Securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness of the Trust.

     (a) Upon (i) any acceleration of the principal amount due on the Subordinated Securities or (ii) any payment or distribution of assets of the Trust of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Trust, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal and premium, if any, and interest due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of the principal of, premium, if any, or interest on the indebtedness evidenced by the Subordinated Securities, and upon any such acceleration, dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Trust of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Securities would be entitled, except for the provisions of the Subordinated Indenture, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions of the Subordinated Securities upon the Senior Indebtedness and the holders thereof with respect to the Subordinated Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by the Trust or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Subordinated Securities if received by them, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness (including interest thereon) in full, in money or money's worth, after giving effect to any concurrent payments or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Subordinated Securities. The consolidation of the Trust with or the merger of the Trust into another Person or the liquidation or dissolution of the Trust following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in the Subordinated Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for these purposes.

     (b) In the event that any payment or distribution of assets of the Trust of any kind or character not permitted by the foregoing provisions, whether in cash, property or securities, shall be received by the holders of Subordinated Securities before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     (c) No payment on account of principal of, premium, if any, sinking funds or interest on the Subordinated Securities shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on any Senior Indebtedness has been made or duly provided for in money or money's worth in accordance with the terms of such Senior Indebtedness. No payment on account of principal, premium, if any, sinking funds or interest on the Subordinated Securities shall be made if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking fund or interest with respect to any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.


Subrogation

     From and after the payment in full of all Senior Indebtedness, the holders of the Subordinated Securities (together with the holders of any other indebtedness of the Trust which is subordinate in right of payment to the payment in full of all Senior Indebtedness, which is not subordinate in right of payment to the Subordinated Securities and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets or securities of the Trust applicable to the Senior Indebtedness until the Subordinated Securities shall be paid in full, and, for the purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of assets or securities, which otherwise would have been payable or distributable to holders of the Subordinated Securities, shall, as between the Trust, its creditors other than the holders of Senior Indebtedness, and the holders of the Subordinated Securities, be deemed to be a payment by the Trust to or on account of the Senior Indebtedness, it being understood that these provisions of the Subordinated Indenture are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in the Subordinated Indenture is intended to or shall impair as between the Trust, its creditors other than the holders of Senior Indebtedness, and the holders of the Subordinated Securities, the obligation of the Trust, which is unconditional and absolute, to pay to the holders of the Subordinated Securities the principal of, premium, if any, and interest on the Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Subordinated Securities and creditors of the Trust other than the holders of the Senior Indebtedness, nor shall anything therein prevent the Holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under such Security subject to the rights of the holders of Senior Indebtedness to receive cash, property or securities of the Trust otherwise payable or deliverable to the holders of the Subordinated Securities or to a representative of such holders, on their behalf.


                      DESCRIPTION OF PREFERRED SHARES

     The Trust is authorized to issue 1,000,000 preferred shares of beneficial interest, par value $1.00 per share, and no Preferred Shares were outstanding as of the date of this Prospectus.

     The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The particular terms of the Preferred Shares being offered and the extent to which such general provisions may or may not apply will be described in a Prospectus Supplement relating to such Preferred Shares. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Trust's Declaration of Trust, as amended.


General

     The Declaration of Trust, as amended, authorizes the Board of Trustees to issue Preferred Shares in series, and to establish the number of shares to be included in each series and to fix the designation and relative rights, preferences and limitations of the shares of each series, including, but not limited to, the determination of the following: any dividend and distribution rights; any terms on which Preferred Shares may be redeemed; any voting rights; any rights in the event of the dissolution, liquidation or winding up of the Trust; any conversion rights; and any other rights, preferences and limitations. The Preferred Shares will, when issued, be fully paid and nonassessable and will have no preemptive rights.

     Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

     (1)  The title and stated value of such Preferred Shares;

     (2) The number of shares of such Preferred Shares being offered, the liquidation preference per share and the offering price of such Preferred Shares;

     (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

     (4) The date from which dividends on such Preferred Shares shall accumulate, if applicable;

     (5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

     (6)  The provision for a sinking fund, if any, for such Preferred
          Shares;

     (7)  The provisions for redemption, if applicable, of such Preferred
          Shares;

     (8)  Any listing of such Preferred Shares on any securities exchange;

     (9) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares of the Trust, including the conversion price (or manner of calculation thereof);

     (10) Whether interests in such Preferred Shares will be represented by Depositary Shares;

     (11) A discussion of federal income tax considerations applicable to such Preferred Shares;

     (12) The relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust;

     (13) Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust;

     (14) Any limitations on direct or beneficial ownership and restrictions on transfer of such Preferred Shares, in each case as may be appropriate to preserve the status of the Trust as a REIT; and

     (15) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares.


Rank

     Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all classes or series of Common Shares of the Trust, and to all equity securities ranking junior to such Preferred Shares with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, as the case may be; (ii) on a parity with all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, as the case may be; and (iii) junior to all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank senior to the Preferred Shares with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, as the case may be. As used in the Declaration of Trust, as amended, for these purposes, the term "equity securities" does not include convertible debt securities.


Dividends

     Holders of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of assets of the Trust legally available for payment, cash dividends at such rates (or method of calculation thereof) and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Trust on such record dates as shall be fixed by the Board of Trustees of the Trust.

     Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Trust fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If any Preferred Shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred shares of the Trust of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon the Preferred Shares of such series and any other series of preferred shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on the Preferred Shares of such series and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) and such other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in common shares or other capital stock ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Common Shares or any other capital stock of the Trust ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares or any other capital stock of the Trust ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Trust (except by conversion into or exchange for other capital stock of the Trust ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

     Any dividend payment made on a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.


Redemption

     If so provided in the applicable Prospectus Supplement, the Preferred Shares of any series will be subject to mandatory redemption or redemption at the option of the Trust, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Trust in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital stock of the Trust, the terms of such Preferred Shares may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into shares of the applicable capital stock of the Trust pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series, and, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for capital stock of the Trust ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

     If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Trust.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the stock transfer books of the Trust. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been properly given and if the funds necessary for such redemption have been irrevocably set aside by the Trust in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, such Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Any moneys so deposited which remain unclaimed by the holders of such Preferred Shares at the end of two years after the redemption date will be returned by the applicable bank or trust company to the Trust.


Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of capital stock of the Trust ranking junior to any series of Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, the holders of such series of Preferred Shares shall be entitled to receive, after payment or provision for payment of the Trust's debts and other liabilities, out of assets of the Trust legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such series of Preferred Shares will have no right or claim to any of the remaining assets of the Trust. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all such outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital stock of the Trust ranking on a parity with such series of Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series of Preferred Shares and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If the liquidating distributions shall have been made in full to all holders of a series of Preferred Shares, the remaining assets of the Trust shall be distributed among the holders of any other classes or series of capital stock ranking junior to such series of Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of the Trust with or into any other corporation, (ii) any dissolution, liquidation, winding up, or reorganization of the Trust immediately followed by incorporation of another corporation to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of the Trust's assets to another corporation; provided that, in each case, effective provision is made in the charter of the resulting and surviving corporation or otherwise for the recognition, preservation and protection of the rights of the holders of Preferred Shares.



Voting Rights

     Holders of any series of Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement. The Declaration of Trust, as amended, provides that no holders of Preferred Shares shall have the right to elect one or more separate trustees. However, if the Trust elects to issue a series of Preferred Shares, it may amend the Declaration of Trust to provide for certain additional voting rights to holders of Preferred Shares.

     So long as any Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of a majority of the shares of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Trust into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust's Declaration of Trust, as amended, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of such series of Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

Conversion Rights

     The terms and conditions, if any, upon which any series of Preferred Shares are convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Shares.


Restrictions on Ownership

     For the Trust to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, and the capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Therefore, the Declaration of Trust, as amended, imposes certain restrictions on the ownership and transferability of Preferred Shares. All certificates representing Preferred Shares will bear a legend referring to these restrictions. For a general description of such restrictions, see "Description of Common Shares - Restrictions on Ownership."


                      DESCRIPTION OF DEPOSITARY SHARES

General

     The Trust may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Shares, as specified in the applicable Prospectus Supplement. Preferred Shares of each series represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Trust, the depositary named therein (the "Preferred Shares Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipt, to all rights and preferences of the Preferred Shares represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Shares by the Trust to the Preferred Shares Depositary, the Trust will cause the Preferred Shares Depositary to issue, on behalf of the Trust, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Trust upon request, and the following summary of the form thereof filed as an exhibit to the Registration Statement of which this Prospectus is a part is qualified in its entirety by reference thereto.


Dividends and Other Distributions

     The Preferred Shares Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Shares to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Shares Depositary.

     In the event of a distribution other than in cash, the Preferred Shares Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Shares Depositary, unless the Preferred Shares Depositary determines that it is not feasible to make such distribution, in which case the Preferred Shares Depositary may, with the approval of the Trust, sell such property and distribute the net proceeds from such sale to such holders.


Withdrawal of Shares

     Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Shares Depositary (unless the related Depositary Shares have previously been called for redemption), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Shares on the basis of the proportion of Preferred Shares represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Shares to be withdrawn, the Preferred Shares Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Trust does not expect that there will be any public market for Preferred Shares that are withdrawn as described in this paragraph.


Redemption of Depositary Shares

     Whenever the Trust redeems Preferred Shares held by the Preferred Shares Depositary, the Preferred Shares Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed, provided the Trust shall have paid in full to the Preferred Shares Depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Shares. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Trust.

     From and after the date fixed for redemption, all dividends in respect of the Preferred Shares so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the Preferred Shares Depositary.


Voting of the Preferred Shares

     Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the Preferred Shares Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Preferred Shares Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder's Depositary Shares. The Preferred Shares Depositary will vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and the Trust will agree to take all reasonable action which may be deemed necessary by the Preferred Shares Depositary in order to enable the Preferred Shares Depositary to do so. The Preferred Shares Depositary will abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Shares Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Shares Depositary.


Liquidation Preference

     In the event of the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each Preferred Share represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.


Conversion of Preferred Shares

     The Depositary Shares, as such, are not convertible into Common Shares or any other securities or property of the Trust. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of the Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Shares Depositary with written instructions to the Preferred Shares Depositary to instruct the Trust to cause conversion of the Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Shares, other shares of Preferred Shares of the Trust or other shares of capital stock, and the Trust has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Shares to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt will be issued for any Depositary Shares not to be converted. No fractional shares of Common Shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Trust equal to the value of the fractional interest based upon the closing price of the Common Shares on the last business day prior to the conversion.


Amendment and Termination of the Deposit Agreement

     The form of Depositary Receipt evidencing the Depositary Shares which represent the Preferred Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Trust and the Preferred Shares Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

     The Deposit Agreement may be terminated by the Trust upon not less than 30 days' prior written notice to the Preferred Shares Depositary if (i) such termination is necessary to preserve the Trust's status as a REIT or (ii) at least two-thirds of each series of Preferred Shares affected by such termination consents to such termination, whereupon the Preferred Shares Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Shares as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Preferred Shares Depositary with respect to such Depositary Receipt. The Trust has agreed that if the Deposit Agreement is terminated to preserve the Trust's status as a REIT, then the Trust will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed or converted, or (ii) there shall have been a final distribution in respect of the related Preferred Shares in connection with any liquidation, dissolution or winding up of the Trust and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Shares.



Charges of Preferred Shares Depositary

     The Trust will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Trust will pay the fees and expenses of the Preferred Shares Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the Preferred Shares Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.


Resignation and Removal of Depositary

     The Preferred Shares Depositary may resign at any time by delivering to the Trust notice of its election to do so, and the Trust may at any time remove the Preferred Shares Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Shares Depositary. A successor Preferred Shares Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


Miscellaneous

     The Preferred Shares Depositary will forward to holders of Depositary Receipts any reports and communications from the Trust which are received by the Preferred Shares Depositary with respect to the related Preferred Shares.


     Neither the Preferred Shares Depositary nor the Trust will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Trust and the Preferred Shares Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence or willful misconduct, and the Trust and the Preferred Shares Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. The Trust and the Preferred Shares Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event the Preferred Shares Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Trust, on the other hand, the Preferred Shares Depositary shall be entitled to act on such claims, requests or instructions received from the Trust.


                        DESCRIPTION OF COMMON SHARES

     The Trust has the authority to issue an unlimited number of common shares of beneficial interest without par value. At July 21, 1995, the Trust had outstanding 53,262,565 common shares of beneficial interest without par value.

     The following description of the Common Shares sets forth certain general terms and provisions of the Common Shares to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Shares will be issuable upon conversion of Debt Securities or Preferred Shares or upon the exercise of Warrants. The statements below describing the Common Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Trust's Declaration of Trust, as amended.

     Holders of the Trust's Common Shares will be entitled to receive dividends when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor. Payment and declaration of dividends on the Common Shares and purchases of Common Shares by the Trust will be subject to certain restrictions if the Trust fails to pay dividends on the Preferred Shares. See "Description of Preferred Shares". Upon any liquidation, dissolution or winding up of the Trust, holders of Common Shares will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of the Trust and the preferential amounts owing with respect to any outstanding Preferred Shares. The Common Shares will possess ordinary voting rights for the election of trustees and in respect of other corporate matters, each share entitling the holder thereof to one vote. Trustees are elected in classes for terms expiring at the third succeeding annual meeting. Holders of Common Shares do not have cumulative voting rights in the election of trustees, which means that holders of more than 50% of all of the Trust's Common Shares voting for the election of trustees at any annual meeting can elect all of the trustees to be elected at such meeting if they choose to do so and the holders of the remaining shares cannot elect any trustees at such meeting. Approval of the following matters requires the affirmative vote of the holders of at least 662/3% of all outstanding Common Shares: amendments to the Trust's Declaration of Trust, as amended, termination of the Trust, certain mergers, reorganizations or consolidations of the Trust or the sale, conveyance, exchange or other disposition of more than 50% of the Trust's property, and the removal of any trustee by the shareholders. Holders of Common Shares will not have preemptive rights, which means they have no right to acquire any additional Common Shares that may be issued by the Trust at a subsequent date. The Common Shares will, when issued, be fully paid and nonassessable.


Restrictions on Ownership

     For the Trust to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, and its capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). The Declaration of Trust, as amended, imposes certain restrictions on the ownership and transferability of Common Shares and Preferred Shares (collectively, "Shares"). If two-thirds (2/3) of the Trustees determine that ownership of Shares has become, or that there is a substantial possibility it may become, concentrated to an extent which would prevent the Trust from continuing to be qualified as a REIT, then the Trustees may redeem (by lot or other manner deemed equitable by the Trustees) a sufficient number of Shares to bring the ownership of the Shares into conformity with the requirements of the Code, or prohibit the transfer of Shares to prevent the ownership of Shares from being concentrated to an extent which may not allow the Trust to qualify as a REIT under the Code. The redemption price to be paid will be (i) the last reported sale price of the applicable Shares on the last business day prior to the redemption date on the principal national securities exchange on which such Shares are listed, or (ii) if the applicable Shares are not so listed, the average of the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected from time to time by the Trustees for the purpose, or
(iii) if not determinable as aforesaid, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to the Shares called for redemption, except the right to payment of the applicable redemption price. Under certain circumstances the proceeds of redemption might be taxed as a dividend to the recipient.

     In order to insure that the Trust remains qualified as a REIT for federal income tax purposes, the Declaration of Trust, as amended, also provides that any transfer of Shares that would prevent the Trust from continuing to be so qualified shall be void ab initio, and the intended transferee of such Shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Shares shall be deemed to have acted as agent on behalf of the Trustees in acquiring such Shares, and to hold such Shares on behalf of the Trustees.

     All certificates representing Common Shares will bear a legend referring to these restrictions.

     If a shareholder has knowledge that he owns, directly or indirectly, together with certain related persons, 5,000 or more Shares (including Shares into which convertible securities, options and warrants may be converted or purchased pursuant thereto), within 10 days of becoming aware of such ownership, whether or not connected with any acquisition of Shares, he must notify the Trust in writing of such fact and must similarly notify the Trust of any subsequent acquisition of Shares (or convertible securities, options or warrants) by himself or related persons of which he has knowledge within 10 days of becoming aware of such acquisition. In addition, each shareholder shall upon demand be required to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board of Trustees deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     The Registrar and Transfer Agent for the Trust's Common Shares is The First National Bank of Boston.


                          DESCRIPTION OF WARRANTS

     The Trust may issue Warrants for the purchase of Debt Securities, Preferred Shares, Depositary Shares or Common Shares. Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Trust and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Trust in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the aggregate number of such Warrants; (3) the price or prices at which such Warrants will be issued;
(4) the currencies in which the price of such Warrants may be payable; (5) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of such Warrants; (6) the designation and terms of the Offered Securities with which such Warrants are issued and the number of such Warrants issued with each such security; (7) the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the securities purchasable upon exercise of such Warrants will be payable; (8) if applicable, the date on and after which such Warrants and the related securities will be separately transferable; (9) the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such Warrants may be purchased; (10) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (11) the minimum or maximum amount of such Warrants which may be exercised at any one time; (12) information with respect to book-entry procedures, if any; (13) a discussion of certain Federal income tax considerations; and (14) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.


                            DESCRIPTION OF RIGHTS

     The Trust may issue Rights to its shareholders for the purchase of Common Shares. Each series of Rights will be issued under a separate rights agreement (a "Rights Agreement") to be entered into between the Trust and a bank or trust company, as Rights agent, all as set forth in the Prospectus Supplement relating to the particular issue of Rights. The Rights agent will act solely as an agent of the Trust in connection with the certificates relating to the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of Rights certificates or beneficial owners of Rights. The Rights Agreement and the Rights certificates relating to each series of Rights will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Rights.

     The applicable Prospectus Supplement will describe the terms of the Rights to be issued, including the following where applicable: (i) the date for determining the shareholders entitled to the Rights distribution; (ii) the aggregate number of Common Shares purchasable upon exercise of such Rights and the exercise price; (iii) the aggregate number of Rights being issued; (iv) the date, if any, on and after which such Rights may be transferable separately; (v) the date on which the right to exercise such Rights shall commence and the date on which such right shall expire; (vi) any special United States federal income tax consequences; and (vii) any other terms of such Rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such Rights.


                 CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
                     TO THE TRUST OF ITS REIT ELECTION

     The following summary of certain federal income tax considerations to the Trust is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of any of the Offered Securities will vary depending upon the terms of the specific securities acquired by such holder, as well as his particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of Offered Securities. Certain federal income tax considerations relevant to holders of the Offered Securities will be provided in the applicable Prospectus Supplement relating thereto.

     EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES TO HIM OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.


Taxation of the Trust as a REIT

     General.   The Trust has elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Code, commencing with its taxable year ended July 31, 1972. The Trust believes that, commencing with its taxable year ended July 31, 1972, it was organized and has been operating in such a manner as to qualify for taxation as a REIT under the Code and the Trust intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

     These sections of the Code are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     In the opinion of Altheimer & Gray, commencing with the Trust's taxable year which ended July 31, 1972, the Trust has been organized in conformity with the requirements for qualification as a REIT, and its method of operation enabled it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Trust as to factual matters. In addition, this opinion is based upon the factual representations of the Trust concerning its business and properties as set forth in this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Trust's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Altheimer & Gray. Accordingly, no assurance can be given that the actual results of the Trust's operation in any particular taxable year will satisfy such requirements. See "-Failure to Qualify."

     If the Trust qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at both the corporate and shareholder levels) that generally results from investment in a regular corporation. However, the Trust will be subject to federal income tax as follows: First, the Trust will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Trust has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Trust fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect the Trust's profitability. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and
(iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Trust acquires any asset from a C Corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in the hands of the Trust is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Trust recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Trust, then, to the extent of the excess, if any, of the fair market value over the adjusted basis of any such asset as of the beginning of the Recognition Period (the "Built-in Gain"), such gain will be subject to tax at the highest regular corporate rate pursuant to Internal Revenue Service ("IRS") regulations that have not yet been promulgated.

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest,
(3) which would be taxable as a domestic corporation, but for Section 856 through 859 of the Code, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) the beneficial ownership of which is held by 100 or more persons, (6) during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code) and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

     The Trust has satisfied condition (5) and believes that it has issued sufficient shares to allow it to satisfy condition (6). In addition, the Trust's Declaration of Trust, as amended, provides for restrictions regarding ownership and transfer of the Trust's capital stock, which restrictions are intended to assist the Trust in continuing to satisfy the share ownership requirements described in (5) and (6) above. The ownership and transfer restrictions pertaining to a particular series of Preferred Shares are described in "Description of Preferred Shares - "Restrictions on Ownership."

     The Trust owns and operates a number of properties through subsidiaries. Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Trust's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Trust.

     Income Tests. In order to maintain qualification as a REIT, the Trust annually must satisfy three gross income requirements. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

     Rents received by the Trust will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the real estate investment trust, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue; provided, however, the Trust may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Trust does not and will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts of sales, as described above), the Trust does not and will not rent any property to a Related Party Tenant, and the Trust does not and will not derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease). The Trust directly performs services under certain of its leases.

     The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     If the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if the Trust's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Trust attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Trust would be entitled to the benefit of these relief provisions. As discussed above under "-General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     Asset Tests.   The Trust, at the close of each quarter of its taxable
year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (including (i) assets held by the Trust's qualified REIT subsidiaries and the Trust's allocable share of real estate assets held by partnerships in which the Trust owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Trust), cash, cash items and government securities. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities.

     The Trust currently has numerous wholly-owned subsidiaries. As set forth above, the ownership of more than 10% of the voting securities of any one issuer by a REIT is prohibited by the asset tests. However, if the Trust's subsidiaries are "qualified REIT subsidiaries" as defined in the Code, such subsidiaries will not be treated as separate corporations for federal income tax purposes. Thus, the Trust's ownership of stock of a "qualified REIT subsidiary" will not cause the Trust to fail the asset tests.

     Annual Distribution Requirements.   The Trust, in order to qualify as a
REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, if the Trust disposes of any asset during a Recognition Period, the Trust will be required, pursuant to IRS regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Trust intends to make timely distributions sufficient to satisfy this annual distribution requirement.

     It is possible that the Trust, from time to time, may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Trust. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Trust may find it necessary to arrange for short-term, or possibly long-term borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.


Failure to Qualify

     If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.


                            PLAN OF DISTRIBUTION

     The Trust may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Trust also may offer and sell the Offered Securities in exchange for one or more of its then outstanding issues of debt or convertible debt securities. The Trust also may, from time to time, authorize underwriters acting as the Trust's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Trust to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in a Prospectus Supplement, the Trust will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Offered Securities of the series to which such Prospectus Supplement relates providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Offered Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Trust. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (i) the purchase by an institution of the particular Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Offered Securities are being sold to underwriters, the Trust shall have sold to such underwriters the total principal amount of such Offered Securities or number of Warrants less the principal amount or number thereof, as the case may be, covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Trust or such institutional investors thereunder.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Trust and its subsidiaries in the ordinary course of business.


                               ERISA MATTERS

     The Trust may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code, unless such transactions are effected pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to invest in the Offered Securities should consult with its legal counsel.


                               LEGAL OPINIONS

     Certain legal matters will be passed upon for the Trust by Robinson Silverman Pearce Aronsohn & Berman, New York, New York. Robinson Silverman Pearce Aronsohn & Berman will rely on Goodwin, Procter & Hoar, Boston, Massachusetts, as to matters of Massachusetts law. The legal authorization and issuance of the Offered Securities will be passed upon for the Trust by Goodwin, Procter & Hoar. Altheimer & Gray, Chicago, Illinois, has acted as counsel to the Trust on tax and certain other matters. Norman Gold, a member of Altheimer & Gray, is a Trustee. Mr. Gold beneficially owns 10,899 Common Shares.


                                  EXPERTS

     The consolidated balance sheets as of July 31, 1994 and 1993 and the consolidated statements of income, changes in shareholders' equity, and cash flows and the consolidated financial statement schedules of the Trust for each of the three years in the period ended July 31, 1994, which appear in the Annual Report on the Form 10-K incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The historical summary of revenues and certain operating expenses of certain properties acquired by the Trust for the year ended October 31, 1993 appearing in the Trust's Report on Form 8-K/A dated September 1, 1994, the historical summary of revenues and certain operating expenses of certain properties acquired by the Trust for the year ended December 31, 1993 appearing in the Trust's Report on Form 8-K/A dated October 6, 1994 and the historical summary of revenues and certain operating expenses of certain properties acquired by the Trust for various year ends appearing in the Trust's Report on Form 8-K/A dated May 31, 1995, have been audited by Eichler Bergsman & Co., LLP, independent accountants, as set forth in their reports thereon, included therein and incorporated herein by reference. Such historical summaries of revenues and certain operating expenses are incorporated herein by reference in reliance upon such reports given on the authority of that firm as experts in accounting and auditing.

             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table itemizes the expenses incurred by the Trust in connection with the offering of the Offered Securities. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                    Item                                Amount
                    ____                                ______

     Registration Fee -- Securities and
       Exchange Commission. . . . . . . . . . . .       $86,207
     Fees of Rating Agencies  . . . . . . . . . .       100,000
     Legal Fees and Expenses. . . . . . . . . . .       200,000
     Accounting Fees and Expenses . . . . . . . .        80,000
     Printing and Engraving Expenses. . . . . . .       150,000
     Blue Sky Fee and Expenses. . . . . . . . . .        25,000
     Trustee's Fees (including counsel fees). . .        15,000
     Miscellaneous Expenses . . . . . . . . . . .        43,793
                                                    ___________
              Total . . . . . . . . . . . . . . .   $   700,000
                                                    ===========
________________________
* To be furnished by amendment.



Item 15.  Indemnification of Trustees and Officers.

     The Declaration of Trust provides in substance that no Trustee or officer is liable to the Trust, to a shareholder or to third persons except for his own willful misconduct, bad faith, gross negligence or reckless disregard of his duties. The Declaration of Trust further provides in substance that, with the exceptions stated above, a Trustee or officer is entitled to be indemnified against all liability incurred in connection with the affairs of the Trust. The Declaration of Trust also provides that no Trustee will be personally liable to the Trust or its shareholders for monetary damages for breach of fiduciary duty as a Trustee notwithstanding any provision of law imposing such liability, except for liability (i) for any breach of the Trustee's duty of loyalty to the Trust or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for obtaining an improper benefit, or (iv) for paying a dividend or making a distribution to shareholders or a loan to officers or Trustees which is illegal under the Massachusetts Business Corporation Law. In addition, the Declaration of Trust authorizes the Trustees to purchase and pay for liability insurance to indemnify the Trustees and officers against certain claims and liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers, or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Trust, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  Exhibits.

     Exhibit
     Number

      **(1.1) Form of Underwriting Agreement Basic Provisions for Debt Securities and Warrants to Purchase Debt Securities.
      **(1.2) Form of Underwriting Agreement Basic Provisions for Preferred Shares, Depositary Shares, Common Shares, Warrants and Rights.
       *(3.1)  Declaration of Trust, dated July 31, 1972, filed as Exhibit
               3.1 to Registration Statement No. 2-45633, together with the following amendments:
               *(a) Amendment #1, dated July 31, 1972, filed as Exhibit 3.1(a) to Registration Statement No. 2-45633.
               *(b) Amendment #2, dated August 1, 1972, filed as Exhibit 3.1(b) to Registration Statement No. 2-45633.
               *(c)      Amendment #3, dated November 15, 1972, filed as
                         Exhibit 3.1(c) to Registration Statement No.
                         2-45633.
               *(d)      Amendment #4, dated December 6, 1972, filed as
                         Exhibit 3.1(d) to Registration Statement No. 2-
                         45633.
               *(e)      Amendment #5, dated December 12, 1972, filed as
                         Exhibit 1 to Registrant's Form 10-K for the fiscal year ended July 31, 1973.
               *(f) Amendment #6, dated December 13, 1979, filed as Appendix A to Proxy Statement relating to Annual Meeting of Shareholders held on December 13, 1979.
               *(g) Amendment #7, dated July 9, 1981, filed as Appendix to Proxy Statement relating to Special Meeting of Shareholders held on July 9, 1981.
               *(h) Amendment #8, dated December 15, 1982, filed as Appendix A to Proxy Statement relating to Annual Meeting of Shareholders held on December 15, 1982.
               *(i) Amendment #9, dated December 10, 1985, filed as Appendix A to Proxy Statement relating to Annual Meeting of Shareholders held on December 10, 1985.
               *(j) Amendment #10, dated December 14, 1987, filed as Appendix A to Proxy Statement relating to Annual Meeting of Shareholders held on December 14, 1987.
       *(4.1)  Declaration of Trust (see Exhibit 3.1 above).
        (4.2) Indenture relating to Senior Securities between the Trust and The First National Bank of Boston, as trustee, dated as of March 29, 1995.
      **(4.3)  Form of Senior Securities.
      **(4.4) Form of Indenture relating to Subordinated Securities to be entered into by the Trust and a banking institution organized under the laws of the United States of America or a particular State thereof.
      **(4.5)  Form of Subordinated Securities.
      **(4.6) Resolutions adopted by the Board of Trustees of the Trust authorizing the issuance and establishing the terms of the Preferred Shares.
      **(4.7)  Form of Preferred Shares Certificate.
      **(4.8)  Form of Deposit Agreement (including Form of Depositary
               Receipt).
      **(4.9)  Form of Common Shares Certificate.
     **(4.10)  Form of Warrants Agreement.
     **(4.11)  Form of Warrant.
     **(4.12)  Form of Rights Agreement.
     **(4.13)  Form of Rights Certificate.
          (5)  Opinion of Goodwin, Procter & Hoar re legality.
          (8)  Opinion of Altheimer & Gray re tax matters.
         (12)  Statements re computation of ratios.
       (23.1)  Consent of Counsel (contained in Exhibit 5).
       (23.2)  Consent of Tax Counsel (contained in Exhibit 8).
       (23.3)  Consent of Coopers & Lybrand L.L.P.
       (23.4)  Consent of Eichler Bergsman & Co., LLP.
         (24)  Powers of Attorney (included on signature pages).
      *(25.1) Statement of Eligibility of Senior Securities Trustee on Form T-1, filed as an exhibit to the Trust's Report on Form 8-K dated March 28, 1995.
     **(25.2) Statement of Eligibility of Subordinated Securities Trustee on Form T-1.


____________________
 *   Incorporated herein by reference as above indicated.
** To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities.



Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby further undertakes to file applications for the purpose of determining the eligibility of the Senior Securities Trustee and the Subordinated Securities Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 27th day of July, 1995.

                                        NEW PLAN REALTY TRUST

                                        By  /s/ William Newman
                                           ___________________________
                                             William Newman,
                                             Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Newman or Arnold Laubich his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                         Title               Date
           _________                         _____               ____


/s/ William Newman         Chief Executive Officer            July 27, 1995
_______________________
  William Newman             and Trustee


/s/ Michael Brown          Chief Financial and                July 27, 1995
_______________________
  Michael Brown              Accounting Officer,
                             Controller


/s/ Arnold Laubich         President, Chief Operating         July 27, 1995
_______________________
  Arnold Laubich             Officer and Trustee


/s/ Norman Gold            Trustee                            July 27, 1995
_______________________
  Norman Gold


/s/ Melvin D. Newman       Trustee                            July 27, 1995
_______________________
  Melvin D. Newman


/s/ Raymond H. Bottorf     Trustee                            July 27, 1995
_______________________
  Raymond H. Bottorf


/s/ James M. Steuterman    Executive Vice President           July 27, 1995
_______________________
  James M. Steuterman        and Trustee


/s/ Dean Bernstein         Vice President - Administration    July 27, 1995
_______________________
  Dean Bernstein             and Finance and Trustee


/s/ Gregory White          Trustee                            July 27, 1995
_______________________
  Gregory White


/s/ John Wetzler           Trustee                            July 27, 1995
_______________________
  John Wetzler

                                EXHIBIT INDEX


      Exhibit No.             Description                          Page No.


      **(1.1)    Form of Underwriting Agreement Basic Provisions for
                 Debt Securities and Warrants to Purchase Debt
                 Securities.
      **(1.2)    Form of Underwriting Agreement Basic Provisions for
                 Preferred Shares, Depositary Shares, Common Shares,
                 Warrants and Rights.
       *(3.1)    Declaration of Trust, dated July 31, 1972, filed as
                 Exhibit 3.1 to Registration Statement No. 2-45633,
                 together with the following amendments:
                 *(a)   Amendment #1, dated July 31, 1972, filed
                        as Exhibit 3.1(a) to Registration Statement
                        No. 2-45633.
                 *(b)   Amendment #2, dated August 1, 1972, filed
                        as Exhibit 3.1(b) to Registration Statement
                        No. 2-45633.
                 *(c)   Amendment #3, dated November 15, 1972, filed
                        as Exhibit 3.1(c) to Registration Statement
                        No. 2-45633.
                 *(d)   Amendment #4, dated December 6, 1972, filed
                        as Exhibit 3.1(d) to Registration Statement
                        No. 2-45633.
                 *(e)   Amendment #5, dated December 12, 1972, filed
                        as Exhibit 1 to Registrant's Form 10-K for
                        the fiscal year ended July 31, 1973.
                 *(f)   Amendment #6, dated December 13, 1979, filed
                        as Appendix A to Proxy Statement relating to
                        Annual Meeting of Shareholders held on
                        December 13, 1979.
                 *(g)   Amendment #7, dated July 9, 1981, filed as
                        Appendix to Proxy Statement relating to
                        Special Meeting of Shareholders held on
                        July 9, 1981.
                 *(h)   Amendment #8, dated December 15, 1982, filed
                        as Appendix A to Proxy Statement relating to
                        Annual Meeting of Shareholders held on
                        December 15, 1982.
                 *(i)   Amendment #9, dated December 10, 1985, filed
                        as Appendix A to Proxy Statement relating to
                        Annual Meeting of Shareholders held on
                        December 10, 1985.
                 *(j)   Amendment #10, dated December 14, 1987, filed
                        as Appendix A to Proxy Statement relating to
                        Annual Meeting of Shareholders held on
                        December 14, 1987.
       *(4.1)    Declaration of Trust (see Exhibit 3.1 above).
        (4.2)    Indenture relating to Senior Securities to be
                 entered into by the Trust and The First National
                 Bank of Boston, as Trustee, dated as of March 29,
                 1995.
      **(4.3)    Form of Senior Securities.
      **(4.4)    Form of Indenture relating to Subordinated
                 Securities to be entered into by the Trust and a
                 banking institution organized under the laws of the
                 United States of America or a particular State
                 thereof.
      **(4.5)    Form of Subordinated Securities.
      **(4.6)    Resolutions adopted by the Board of Trustees of the
                 Trust authorizing the issuance and establishing the
                 terms of the Preferred Shares.
      **(4.7)    Form of Preferred Shares Certificate.
      **(4.8)    Form of Deposit Agreement (including Form of
                 Depositary Receipt).
      **(4.9)    Form of Common Shares Certificate.
     **(4.10)    Form of Warrants Agreement.
     **(4.11)    Form of Warrant.
     **(4.12)    Form of Rights Agreement.
     **(4.13)    Form of Rights Certificate.
          (5)    Opinion of Goodwin, Procter & Hoar re legality.
          (8)    Opinion of Altheimer & Gray re tax status.
         (12)    Statements re computation of ratios.
       (23.1)    Consent of Counsel (contained in Exhibit 5).
       (23.2)    Consent of Tax Counsel (contained in Exhibit 8).
       (23.3)    Consent of Coopers & Lybrand L.L.P.
       (23.4)    Consent of Eichler Bergsman & Co., LLP.
         (24)    Powers of Attorney (included on signature pages).
      *(25.1)    Statement of Eligibility of Senior Securities
                 Trustee on Form T-1, filed as an exhibit to the Trust's Report of Form 8-K dated March 28, 1995.
     **(25.2)    State of Eligibility of Subordinated Securities
                 Trustee on Form T-1.

____________________
 *   Incorporated herein by reference as above indicated.
** To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities.

                                                                  EXHIBIT 4.2








              _________________________________________________





                            NEW PLAN REALTY TRUST



                                     TO


                      THE FIRST NATIONAL BANK OF BOSTON

                                   Trustee



                            ____________________

                                  Indenture

                         Dated as of March 29, 1995

                            ____________________

                              Senior Securities





             __________________________________________________

                              TABLE OF CONTENTS

                                                                         Page
                                             ____

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                 ARTICLE ONE

           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101.  Definitions. . . . . . . . . . . . . . . . . . . . . . . 1
     Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Additional Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Authorized Newspaper . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Bankruptcy Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Bearer Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Board of Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Board Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     CEDEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Common Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Company Request. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Company Request and Company Order. . . . . . . . . . . . . . . . . . . 3
     Consolidated Income Available for Debt Service . . . . . . . . . . . . 3
     Consolidated Net Income. . . . . . . . . . . . . . . . . . . . . . . . 4
     Conversion Event . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . . . 4
     corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     coupon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Custodian. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Dollar or $. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     ECU. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Euroclear. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     European Communities . . . . . . . . . . . . . . . . . . . . . . . . . 5
     European Monetary System . . . . . . . . . . . . . . . . . . . . . . . 5
     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Foreign Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Government Obligations . . . . . . . . . . . . . . . . . . . . . . . . 5
     Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Indexed Security . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Interest Payment Date. . . . . . . . . . . . . . . . . . . . . . . . . 7
     Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Maximum Annual Service Charge. . . . . . . . . . . . . . . . . . . . . 7
     Officers' Certificate. . . . . . . . . . . . . . . . . . . . . . . . . 7
     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Original Issue Discount Security . . . . . . . . . . . . . . . . . . . 7
     Outstanding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Place of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Predecessor Security . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Preferred Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Redemption Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Registered Security. . . . . . . . . . . . . . . . . . . . . . . . . .10
     Regular Record Date. . . . . . . . . . . . . . . . . . . . . . . . . .10
     Repayment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Repayment Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Responsible Officer. . . . . . . . . . . . . . . . . . . . . . . . . .10
     Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Security Register and Security Registrar . . . . . . . . . . . . . . .11
     Significant Subsidiary . . . . . . . . . . . . . . . . . . . . . . . .11
     Special Record Date. . . . . . . . . . . . . . . . . . . . . . . . . .11
     Stated Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Total Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Trust Indenture Act or TIA . . . . . . . . . . . . . . . . . . . . . .11
     Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Undepreciated Real Estate Assets . . . . . . . . . . . . . . . . . . .12
     Unencumbered Total Asset Value . . . . . . . . . . . . . . . . . . . .12
     United States. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     United States person . . . . . . . . . . . . . . . . . . . . . . . . .12
     Yield to Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . .12

     SECTION 102.  Compliance Certificates and Opinions . . . . . . . . . .12
     SECTION 103.  Form of Documents Delivered to Trustee . . . . . . . . .13
     SECTION 104.  Acts of Holders. . . . . . . . . . . . . . . . . . . . .13
     SECTION 105.  Notices, etc., to Trustee and Company. . . . . . . . . .15
     SECTION 106.  Notice to Holders; Waiver. . . . . . . . . . . . . . . .16
     SECTION 107.  Effect of Headings and Table of Contents . . . . . . . .17
     SECTION 108.  Successors and Assigns . . . . . . . . . . . . . . . . .17
     SECTION 109.  Separability Clause. . . . . . . . . . . . . . . . . . .17
     SECTION 110.  Benefits of Indenture. . . . . . . . . . . . . . . . . .17
     SECTION 111.  Governing Law. . . . . . . . . . . . . . . . . . . . . .17
     SECTION 112.  Legal Holidays . . . . . . . . . . . . . . . . . . . . .18

                                 ARTICLE TWO

                              SECURITIES FORMS

     SECTION 201.  Forms of Securities. . . . . . . . . . . . . . . . . . .18
     SECTION 202.  Form of Trustee's Certificate of
           Authentication . . . . . . . . . . . . . . . . . . . . . . . . .19
     SECTION 203.  Securities Issuable in Global Form . . . . . . . . . . .19

                                ARTICLE THREE

                               THE SECURITIES

     SECTION 301.  Amount Unlimited; Issuable in Series . . . . . . . . . .20
     SECTION 302.  Denominations. . . . . . . . . . . . . . . . . . . . . .25
     SECTION 303.  Execution, Authentication, Delivery
           and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     SECTION 304.  Temporary Securities . . . . . . . . . . . . . . . . . .28
     SECTION 305.  Registration, Registration of Transfer
      and Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     SECTION 306.  Mutilated, Destroyed, Lost and
      Stolen Securities . . . . . . . . . . . . . . . . . . . . . . . . . .35
     SECTION 307.  Payment of Interest; Interest
      Rights Preserved. . . . . . . . . . . . . . . . . . . . . . . . . . .36
     SECTION 308.  Persons Deemed Owners. . . . . . . . . . . . . . . . . .39
     SECTION 309.  Cancellation . . . . . . . . . . . . . . . . . . . . . .39
SECTION 310.  Computation of Interest . . . . . . . . . . . . . . . . . . .40

                                ARTICLE FOUR

                         SATISFACTION AND DISCHARGE

     SECTION 401.  Satisfaction and Discharge of Indenture. . . . . . . . .40
     SECTION 402.  Application of Trust Funds . . . . . . . . . . . . . . .42

                                ARTICLE FIVE

                                  REMEDIES

     SECTION 501.  Events of Default. . . . . . . . . . . . . . . . . . . .42
     SECTION 502.  Acceleration of Maturity; Rescission
       and Annulment. . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     SECTION 503.  Collection of Indebtedness and Suits
      for Enforcement by Trustee. . . . . . . . . . . . . . . . . . . . . .45
     SECTION 504.  Trustee May File Proofs of Claim . . . . . . . . . . . .46
     SECTION 505.  Trustee May Enforce Claims Without
      Possession of Securities or Coupons . . . . . . . . . . . . . . . . .47
SECTION 506.  Application of Money Collected. . . . . . . . . . . . . . . .47
SECTION 507.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . .48
SECTION 508.  Unconditional Right of Holders to
      Receive Principal, Premium, if any,
      Interest and Additional Amounts . . . . . . . . . . . . . . . . . . .49
     SECTION 509.  Restoration of Rights and Remedies . . . . . . . . . . .49
     SECTION 510.  Rights and Remedies Cumulative . . . . . . . . . . . . .49
     SECTION 511.  Delay or Omission Not Waiver . . . . . . . . . . . . . .49
     SECTION 512.  Control by Holders of Securities . . . . . . . . . . . .49
     SECTION 513.  Waiver of Past Defaults. . . . . . . . . . . . . . . . .50
     SECTION 514.  Waiver of Usury, Stay or Extension Laws. . . . . . . . .50
     SECTION 515.  Undertaking for Costs. . . . . . . . . . . . . . . . . .51

                                 ARTICLE SIX

                                 THE TRUSTEE

     SECTION 601.  Notice of Defaults . . . . . . . . . . . . . . . . . . .51
     SECTION 602.  Certain Rights of Trustee. . . . . . . . . . . . . . . .51
     SECTION 603.  Not Responsible for Recitals or
      Issuance of Securities. . . . . . . . . . . . . . . . . . . . . . . .53
     SECTION 604.  May Hold Securities. . . . . . . . . . . . . . . . . . .53
     SECTION 605.  Money Held in Trust. . . . . . . . . . . . . . . . . . .53
     SECTION 606.  Compensation and Reimbursement . . . . . . . . . . . . .54
     SECTION 607.  Corporate Trustee Required;
      Eligibility; Conflicting Interests. . . . . . . . . . . . . . . . . .54
     SECTION 608.  Resignation and Removal; Appointment
      of Successor. . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
     SECTION 609.  Acceptance of Appointment by Successor . . . . . . . . .56
     SECTION 610.  Merger, Conversion, Consolidation
      or Succession to Business . . . . . . . . . . . . . . . . . . . . . .58
     SECTION 611.  Appointment of Authenticating Agent. . . . . . . . . . .58

                                ARTICLE SEVEN

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701.  Disclosure of Names and Addresses
      of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
     SECTION 702.  Reports by Trustee . . . . . . . . . . . . . . . . . . .60
     SECTION 703.  Reports by Company . . . . . . . . . . . . . . . . . . .60
     SECTION 704.  Company to Furnish Trustee Names
      and Addresses of Holders. . . . . . . . . . . . . . . . . . . . . . .61

                                ARTICLE EIGHT

              CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

     SECTION 801.  Consolidations and Mergers of Company
      and Sales, Leases and Conveyances
      Permitted Subject to Certain
      Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
     SECTION 802.  Rights and Duties of Successor
      Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
     SECTION 803.  Officers' Certificate and Opinion
      of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63

                                ARTICLE NINE

                           SUPPLEMENTAL INDENTURES

     SECTION 901.  Supplemental Indentures Without
      Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . . . .63
     SECTION 902.  Supplemental Indentures with Consent
      of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     SECTION 903.  Execution of Supplemental Indentures . . . . . . . . . .66
     SECTION 904.  Effect of Supplemental Indentures. . . . . . . . . . . .66
     SECTION 905.  Conformity with Trust Indenture Act. . . . . . . . . . .66
     SECTION 906.  Reference in Securities to Supplemental
      Indentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67

                                 ARTICLE TEN

                                  COVENANTS

     SECTION 1001.  Payment of Principal, Premium, if any,
       Interest and Additional Amounts. . . . . . . . . . . . . . . . . . .67
     SECTION 1002.  Maintenance of Office or Agency . . . . . . . . . . . .67
     SECTION 1003.  Money for Securities Payments to Be
       Held in Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     SECTION 1004.  Limitations on Incurrence of Debt . . . . . . . . . . .71
     SECTION 1005.  Existence . . . . . . . . . . . . . . . . . . . . . . .72
     SECTION 1006.  Maintenance of Properties . . . . . . . . . . . . . . .73
     SECTION 1007.  Insurance . . . . . . . . . . . . . . . . . . . . . . .73
     SECTION 1008.  Payment of Taxes and Other Claims . . . . . . . . . . .73
     SECTION 1009.  Provision of Financial Information. . . . . . . . . . .73
     SECTION 1010.  Statement as to Compliance. . . . . . . . . . . . . . .74
     SECTION 1011.  Additional Amounts. . . . . . . . . . . . . . . . . . .74
     SECTION 1012.  Waiver of Certain Covenants . . . . . . . . . . . . . .75

                               ARTICLE ELEVEN

                          REDEMPTION OF SECURITIES

     SECTION 1101.  Applicability of Article. . . . . . . . . . . . . . . .76
     SECTION 1102.  Election to Redeem; Notice to Trustee . . . . . . . . .76
     SECTION 1103.  Selection by Trustee of Securities
       to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . .76
     SECTION 1104.  Notice of Redemption. . . . . . . . . . . . . . . . . .77
     SECTION 1105.  Deposit of Redemption Price . . . . . . . . . . . . . .78
     SECTION 1106.  Securities Payable on Redemption Date . . . . . . . . .78
     SECTION 1107.  Securities Redeemed in Part . . . . . . . . . . . . . .80

                               ARTICLE TWELVE

                                SINKING FUNDS

     SECTION 1201.  Applicability of Article. . . . . . . . . . . . . . . .80
     SECTION 1202.  Satisfaction of Sinking Fund
       Payments with Securities . . . . . . . . . . . . . . . . . . . . . .80
     SECTION 1203.  Redemption of Securities for
       Sinking Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . .81

                              ARTICLE THIRTEEN

                     REPAYMENT AT THE OPTION OF HOLDERS

     SECTION 1301.  Applicability of Article. . . . . . . . . . . . . . . .81
     SECTION 1302.  Repayment of Securities . . . . . . . . . . . . . . . .81
     SECTION 1303.  Exercise of Option. . . . . . . . . . . . . . . . . . .82
     SECTION 1304.  When Securities Presented for
       Repayment Become Due and
       Payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
     SECTION 1305.  Securities Repaid in
       Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84

                              ARTICLE FOURTEEN

                     DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1401.  Applicability of Article; Company's
       Option to Effect Defeasance or Covenant
       Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
     SECTION 1402.  Defeasance and Discharge. . . . . . . . . . . . . . . .84
     SECTION 1403.  Covenant Defeasance . . . . . . . . . . . . . . . . . .85
     SECTION 1404.  Conditions to Defeasance or Covenant
       Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .86
     SECTION 1405.  Deposited Money and Government
       Obligations to Be Held in Trust; Other
       Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . .88

                               ARTICLE FIFTEEN

                      MEETINGS OF HOLDERS OF SECURITIES

     SECTION 1501.  Purposes for Which Meetings May Be
       Called . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .89
     SECTION 1502.  Call, Notice and Place of Meetings. . . . . . . . . . .89
     SECTION 1503.  Persons Entitled to Vote at Meetings. . . . . . . . . .90
     SECTION 1504.  Quorum; Action. . . . . . . . . . . . . . . . . . . . .90
     SECTION 1505.  Determination of Voting Rights; Conduct
       and Adjournment of Meetings. . . . . . . . . . . . . . . . . . . . .91
     SECTION 1506.  Counting Votes and Recording Action
       of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .92


TESTIMONIUM
SIGNATURES AND SEALS
ACKNOWLEDGMENTS
EXHBIT A - FORMS OF CERTIFICATION

                            NEW PLAN REALTY TRUST


         Reconciliation and tie between Trust Indenture Act of 1939 (the "1939 Act") and Indenture, dated as of March 29, 1995


1939 Act Section                                            Indenture Section

Section 310(a)(1) . . . . . . . . . . . . . . . . . . . .   607
           (a)(2) . . . . . . . . . . . . . . . . . . . .   607
           (b)  . . . . . . . . . . . . . . . . . . . . .   607, 608
Section 312(c)  . . . . . . . . . . . . . . . . . . . . .   701
Section 313(a)  . . . . . . . . . . . . . . . . . . . . .   702
           (c)  . . . . . . . . . . . . . . . . . . . . .   702
Section 314(a)  . . . . . . . . . . . . . . . . . . . . .   703
           (a)(4) . . . . . . . . . . . . . . . . . . . .   1010
           (c)(1) . . . . . . . . . . . . . . . . . . . .   102
           (c)(2) . . . . . . . . . . . . . . . . . . . .   102
           (e)  . . . . . . . . . . . . . . . . . . . . .   102
Section 315(b)  . . . . . . . . . . . . . . . . . . . . .   601
Section 316(a) (last sentence)  . . . . . . . . . . . . .   101
("Outstanding")
           (a)(1)(A)  . . . . . . . . . . . . . . . . . .   502, 512
           (a)(1)(B)  . . . . . . . . . . . . . . . . . .   513
           (b)  . . . . . . . . . . . . . . . . . . . . .   508
Section 317(a)(1) . . . . . . . . . . . . . . . . . . . .   503
           (a)(2) . . . . . . . . . . . . . . . . . . . .   504
Section 318(a)  . . . . . . . . . . . . . . . . . . . . .   111
           (c)  . . . . . . . . . . . . . . . . . . . . .   111

_____________________

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

       Attention should also be directed to Section 318(c) of the 1939 Act, which provides that the provisions of Sections 310 to and including 317 of the 1939 Act are a part of and govern every qualified indenture, whether or not physically contained therein.

       INDENTURE, dated as of March 29, 1995, between NEW PLAN REALTY TRUST, a Massachusetts business trust (hereinafter called the "Company"), having its principal office at 1120 Avenue of the Americas, New York, New York 10036 and THE FIRST NATIONAL BANK OF BOSTON, a national banking association organized under the laws of the United States of America, as Trustee hereunder (hereinafter called the "Trustee"), having its Corporate Trust Office at 150 Royall Street, Canton, Massachusetts 02021.


                           RECITALS OF THE COMPANY

       The Company deems it necessary to issue from time to time for its lawful purposes senior debt securities (hereinafter called the "Securities") evidencing its unsecured and unsubordinated indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed as hereinafter provided.

       This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

       All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

       NOW, THEREFORE, THIS INDENTURE WITNESSETH:

       For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                 ARTICLE ONE

           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

       SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

       (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

       (2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

       (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

       (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

       "Act", when used with respect to any Holder, has the meaning specified in Section 104.

       "Additional Amounts" means any additional amounts which are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and which are owing to such Holders.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

       "Authenticating Agent" means any authenticating agent appointed by the Trustee pursuant to Section 611.

       "Authorized Newspaper" means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing re-quirements and in each case on any Business Day.

       "Bankruptcy Law" has the meaning specified in Section 501.

       "Bearer Security" means any Security established pursuant to Section 201 which is payable to bearer.

       "Board of Trustees" means the board of trustees of the Company, the executive committee or any committee of that board duly authorized to act hereunder.

       "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Trustees and to be in full force and effect on the date of such certification, and delivered to the Trustee.

       "Business Day", when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to
Section 301, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

       "CEDEL" means Centrale de Livraison de Valeurs Mobilieres, S.A., or its successor.

       "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

       "Common Shares" means, with respect to any Person, capital stock or shares of beneficial interest issued by such Person other than Preferred Shares.

       "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

       "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, the President or a Vice President, and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

       "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of the Company and its Subsidiaries plus amounts which have been deducted for (a) interest on Debt of the Company and its Subsidiaries, (b) provision for taxes of the Company and its Subsidiaries based on income, (c) amortization of debt discount, (d) property depreciation and amortization and (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period.

       "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

       "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or
(iii) any currency unit or composite currency other than the ECU for the purposes for which it was established.

       "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 150 Royall Street, Canton, Massachusetts 02021 and, for purposes of the Place of Payment provisions of Section 1002, is located at c/o BancBoston Trust Company of New York, 55 Broadway, New York, New York 10006.

       "corporation" includes corporations, associations, limited partnerships, limited liability companies, companies and business trusts.

       "coupon" means any interest coupon appertaining to a Bearer Security.

       "Custodian" has the meaning specified in Section 501.

       "Debt" of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary, (iii) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's Consolidated Balance Sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Company's Consolidated Balance Sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary).

       "Defaulted Interest" has the meaning specified in Section 307.

       "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

       "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

       "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euroclear System.

       "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

       "European Monetary System" means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Communities.

       "Event of Default" has the meaning specified in Article Five.

       "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the ECU, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

       "GAAP" means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

       "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or
(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

       "Holder" means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

       "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

       "Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

       "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 1011, includes such Additional Amounts.

       "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

       "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

       "Maximum Annual Service Charge" as of any date means the maximum amount which may become payable in any period of 12 consecutive calendar months from such date for interest on, and required amortization of, Debt. The amount payable for amortization shall include the amount of any sinking fund or other analogous fund for the retirement of Debt and the amount payable on account of principal on any such Debt which matures serially other than at the final maturity date of such Debt.

       "Officers' Certificate" means a certificate signed by the Chairman of the Board of Trustees, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

       "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company and who shall be reasonably satisfactory to the Trustee.

       "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502.

       "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

       (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

      (ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (iii) Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen;

      (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

       (v) Securities converted into Common Shares or Preferred Shares pursuant to or in accordance with this Indenture if the terms of such Securities provide for convertibility pursuant to Section 301;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denomi-nated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 301 as of the date such Security is originally issued by the Company, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to
Section 301, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

       "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities or coupons on behalf of the Company.

       "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       "Place of Payment", when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 301 and 1002.

       "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

       "Preferred Shares" means, with respect to any Person, capital stock or shares of beneficial interest issued by such Person that is entitled to a preference or priority over any other capital stock or shares of beneficial interest issued by such Person upon any distribution of such Person's assets, whether by dividend or upon liquidation.

       "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

       "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

       "Registered Security" shall mean any Security which is registered in the Security Register.

       "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

       "Repayment Date" means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

       "Repayment Price" means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

       "Responsible Officer", when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

       "Security" has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

       "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

       "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933) of the Company.

       "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

       "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

       "Subsidiary" means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

       "Total Assets" means as of any date the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

       "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 905.

       "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

       "Undepreciated Real Estate Assets" means as of any date the amount of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

       "Unencumbered Total Asset Value" means as of any date the sum of the Company's Total Assets which are unencumbered by any mortgage, lien, charge, pledge or security interest.

       "United States" means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

       "United States person" means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

       "Yield to Maturity" means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

       SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

       Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 1010) shall include:

       (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

       (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

       (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

       (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

       SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

       Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations as to such matters are erroneous.

       Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

       SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

       (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

       (c) The ownership of Registered Securities shall be proved by the Security Register.

       (d) The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The ownership of Bearer Securities may also be proved in any other manner which the Trustee deems sufficient.

       (e) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

       (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

       SECTION 105. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

       (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Division, or

       (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

       SECTION 106. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

       If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

       Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

       If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to any particular Holder of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

       Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

       Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

       SECTION 107. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       SECTION 108. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

       SECTION 109. Separability Clause. In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       SECTION 110. Benefits of Indenture. Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

       SECTION 111. Governing Law. This Indenture and the Securities and coupons shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

       SECTION 112. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu hereof), payment of interest or any Additional Amounts or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.


                                 ARTICLE TWO

                              SECURITIES FORMS

       SECTION 201. Forms of Securities. The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in substantially the forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

       Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons attached.

       The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

       SECTION 202. Form of Trustee's Certificate of Authentication. Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          THE FIRST NATIONAL BANK OF BOSTON,
                                            as Trustee



By___________________________________             Authorized Signatory

       SECTION 203. Securities Issuable in Global Form. If Securities of or within a series are issuable in global form, as specified as contemplated by
Section 301, then, notwithstanding clause (8) of Section 301 and the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to
Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

       The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

       Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

       Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in bearer form, Euroclear or CEDEL.


                                ARTICLE THREE

                               THE SECURITIES

       SECTION 301. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

       The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (15) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series when issued from time to time):

       (1) the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

       (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1305);

       (3) the date or dates, or the method by which such date or dates will be determined, on which the principal of the Securities of the series shall be payable;

       (4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

       (5) the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any), interest, if any, on, and Additional Amounts, if any, payable in respect of, Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, exchange or conversion and notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

       (6) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

       (7) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

       (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable;

       (9) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

      (10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or, if applicable, the portion of the principal amount of Securities of the series that is convertible in accordance with the provisions of this Inden-ture, or the method by which such portion shall be determined;

      (11) if other than Dollars, the Foreign Currency or Currencies in which payment of the principal of (and premium, if any) or interest or Additional Amounts, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated;

      (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

      (13) whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

      (14) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

      (15) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

      (16) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and, if Registered Securities of the series are to be issuable as a global Security, the identity of the depositary for such series;

      (17) the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

      (18) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

      (19) the applicability, if any, of Sections 1402 and/or 1403 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen;

      (20) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

      (21) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

      (22) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 1011 on the Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

      (23) the obligation, if any, of the Company to permit the conversion of the Securities of such series into the Company's Common Shares or Preferred Shares, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion); and

      (24) if convertible, in connection with the preservation of the Company's status as a real estate investment trust under the applicable provisions of the Internal Revenue Code of 1986, as amended, any applicable limitations on the ownership or transferability of the Common Shares or Preferred Shares into which such series of Securities is convertible.

      (25) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

       All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officers' Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

       If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Securities of such series.

       SECTION 302. Denominations. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by
Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer Securities of such series, other than Bearer Securities issued in global form (which may be of any denomination), shall be issuable in a denomination of $5,000.

       SECTION 303. Execution, Authentication, Delivery and Dating. The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities and coupons may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

       Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

       At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupon appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate to Euroclear or Cedel, as the case may be, in the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 301, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

       If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

       (i)  an Opinion of Counsel stating that

            (a) the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

            (b) the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

            (c) such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally and to general equitable principles; and

      (ii) an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, no Event of Default with respect to any of the Securities shall have occurred and be continuing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

       Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers' Certificate otherwise required pursuant to Section 301 or a Company Order, or an Opinion of Counsel or an Officers' Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

       Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

       No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

       SECTION 304. Temporary Securities. (a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

       Except in the case of temporary Securities in global form (which shall be exchanged in accordance with Section 304(b) or as otherwise provided in or pursuant to a Board Resolution), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any non-matured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

       (b) Unless otherwise provided in or pursuant to a Board Resolution, this Section 304(b) shall govern the exchange of temporary Securities issued in global form other than through the facilities of The Depository Trust Company ("DTC"). If any such temporary Security is issued in global form, then such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the "Common Depositary"), for the benefit of Euroclear and CEDEL, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

       Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date, such temporary global Security shall be sur-rendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as con-templated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security shall be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 301; and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 303.

       Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or CEDEL, as the case may be, to request such exchange on his behalf and delivers to Euroclear or CEDEL, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and CEDEL, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or CEDEL. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

       Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and CEDEL on such Interest Payment Date upon delivery by Euroclear and CEDEL to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section 301), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or CEDEL, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit A-1 to this Indenture (or in such other forms as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this
Section 304(b) and of the third paragraph of Section 303 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and CEDEL and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

       SECTION 305. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

       Subject to the provisions of this Section 305, upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstand-ing, and containing identical terms and provisions.

       Subject to the provisions of this Section 305, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency. Whenever any such Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by Section 301, Bearer Securities may not be issued in exchange for Registered Securities.

       If (but only if) permitted by the applicable Board Resolution and (subject to Section 303) set forth in the applicable Officers' Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon sur-render of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

       Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph. If the depositary for any permanent global Security is DTC, then, unless the terms of such global Security expressly permit such global Security to be exchanged in whole or in part for definitive Securities, a global Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such global Security selected or approved by the Company or to a nominee of such successor to DTC. If at any time DTC notifies the Company that it is unwilling or unable to continue as depositary for the applicable global Security or Securities or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 if so required by applicable law or regulation, the Company shall appoint a successor depositary with respect to such global Security or Securities. If
(x) a successor depositary for such global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility,
(y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of Securities represented by such global Security or Securities advise DTC to cease acting as depositary for such global Security or Securities or (z) the Company, in its sole discretion, determines at any time that all Outstanding Securities (but not less than all) of any series issued or issuable in the form of one or more global Securities shall no longer be represented by such global Security or Securities, then the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global Security or Securities. If any beneficial owner of an interest in a permanent global Security is otherwise entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Security. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered for exchange by DTC or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or
(ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

       All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

       Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

       No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

       The Company or the Trustee, as applicable, shall not be required (i) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Securities to be redeemed under Section 1103 and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or
(iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

       SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

       If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

       Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that payment of principal of (and premium, if any), any interest on and any Additional Amounts with respect to, Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

       Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

       Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

       The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

       SECTION 307. Payment of Interest; Interest Rights Preserved. Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Registered Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States.

       Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, payment of interest may be made, in the case of a Bearer Security and at the Company's option, by transfer to an account maintained by the payee with a bank located outside the United States.

       Unless otherwise provided as contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to DTC, Euroclear and/or CEDEL, as the case may be, with respect to that portion of such permanent global Security held for its account by Cede & Co. or the Common Depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

       In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

       Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

       (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

       (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

       Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

       SECTION 308. Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 305 and 307) interest on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

       Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Bearer Security and the Holder of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

       None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

       Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

       SECTION 309. Cancellation. All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly per-mitted by this Indenture. Cancelled Securities and coupons held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company, unless by a Company Order the Company directs their return to it.

       SECTION 310. Computation of Interest. Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.


                                ARTICLE FOUR

                         SATISFACTION AND DISCHARGE

       SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for and any right to receive Additional Amounts, as provided in Section 1011), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

       (1)  either

            (A) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and coupons of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in
       Section 1106, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

            (B)  all Securities of such series and, in the case of (i) or
       (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

                 (i)  have become due and payable, or

                (ii) will become due and payable at their Stated Maturity within one year, or

               (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

       (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

       (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under
Section 606, the obligations of the Company to any Authenticating Agent under
Section 611 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of
Section 1003 shall survive.

       SECTION 402.  Application of Trust Funds.   Subject to the provisions
of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), and any interest and Additional Amounts for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.


                                ARTICLE FIVE

                                  REMEDIES

       SECTION 501. Events of Default. "Event of Default", wherever used herein with respect to any particular series of Securities, means any one of the following events with respect to such series of Securities (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), it being understood that an Event of Default with respect to a particular series of Securities does not constitute an Event of Default with respect to any other series of Securities:

       (1) default in the payment of any interest upon or any Additional Amounts payable in respect of any Security of that series or of any coupon appertaining thereto, when such interest, Additional Amounts or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

       (2) default in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable at its Maturity; or

       (3) default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

       (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

       (5) if any event of default under any bond, debenture, note or other evidence of indebtedness of the Company (including an event of default with respect to any other series of Securities), or under any mortgage, indenture or other instrument of the Company under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall here-after be created, shall exist and shall result in an aggregate principal amount exceeding $10,000,000 of such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

       (6) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

            (A)  commences a voluntary case,

            (B) consents to the entry of an order for relief against it in an involuntary case,

            (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

            (D)  makes a general assignment for the benefit of its creditors;
       or

       (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

            (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of either of its property, or

            (C) orders the liquidation of the Company or any Significant Subsidiary,

  and the order or decree remains unstayed and in effect for 90 days; or

       (8) any other Event of Default provided with respect to Securities of that series.

As used in this Section 501, the term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors and the term "Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

       SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

       At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

       (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series):

            (A) all overdue installments of interest on and any Additional Amounts payable in respect of all Outstanding Securities of that series and any related coupons,

            (B) the principal of (and premium, if any, on) any Outstanding Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

            (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and any Additional Amounts at the rate or rates borne by or provided for in such Securities, and

            (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

       (2) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in
  Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

       SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

       (1) default is made in the payment of any installment of interest or Additional Amounts, if any, on any Security of any series and any related coupon when such interest or Additional Amount becomes due and payable and such default continues for a period of 30 days, or

       (2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity,

then the Company will, upon demand by the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such series and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest and Additional Amount, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest or Additional Amounts, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

       If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such series, wherever situated.

       If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

       SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

       (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal (and premium, if any) and interest and Additional Amounts, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

      (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606.

       Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

       SECTION 505. Trustee May Enforce Claims Without Possession of Securities or Coupons. All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

       SECTION 506. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest and any Additional Amounts, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

       FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 606;

       SECOND: To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium, if any) and interest and any Additional Amounts payable, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal (and premium, if any), interest and Additional Amounts, respectively; and

       THIRD:  To the payment of the remainder, if any, to the Company.

       SECTION 507. Limitation on Suits. No Holder of any Security of any series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

       (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

       (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

       (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

       (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

       (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

       SECTION 508. Unconditional Right of Holders to Receive Principal, Premium, if any, Interest and Additional Amounts. Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) interest on, and any Additional Amounts in respect of, such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

       SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

       SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

       SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

       SECTION 512. Control by Holders of Securities. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

       (1) such direction shall not be in conflict with any rule of law or with this Indenture,

       (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

       (3) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Securities of such series not joining therein.

       SECTION 513. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

       (1) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Security of such series or any related coupons, or

       (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

       Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

       SECTION 514. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

       SECTION 515. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respec-tive Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).


                                 ARTICLE SIX

                                 THE TRUSTEE

       SECTION 601. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA
Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities and coupons of such series; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.

       SECTION 602. Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d):

       (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

       (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolu-tion of the Board of Trustees may be sufficiently evidenced by a Board Resolution;

       (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

       (4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

       (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

       (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

       (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

       (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

       The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

       Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

       SECTION 603. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, and in any coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

       SECTION 604. May Hold Securities. The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

       SECTION 605. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

       SECTION 606.  Compensation and Reimbursement.  The Company agrees:

       (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

       (2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

       (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

       When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

       As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on particular Securities or any coupons.

       The provisions of this Section shall survive the termination of this Indenture.

       SECTION 607. Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

       SECTION 608. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

       (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

       (d)  If at any time:

       (1)  the Trustee shall fail to comply with the provisions of TIA
  Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

       (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

       (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

       (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any par-ticular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

       (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in
Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

       SECTION 609. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

       (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

       (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

       (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

       SECTION 610. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities or coupons shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities or coupons. In case any Securities or coupons shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities or coupons, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

       SECTION 611. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

       Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

       An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

       The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

       If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

       This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                       as Trustee


                                    By:____________________________,
                                          as Authenticating Agent


                                     By:_____________________________
                                          Authorized Signatory



                                ARTICLE SEVEN

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

       SECTION 701. Disclosure of Names and Addresses of Holders. Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

       SECTION 702. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such May 15 if required by TIA Section 313(a).

       SECTION 703.  Reports by Company.  The Company will:

       (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

       (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

       (3) transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

       SECTION 704. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

       (a) semi-annually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

       (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.


                                ARTICLE EIGHT

              CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

       SECTION 801. Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (1) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and any interest (including all Additional Amounts, if any, payable pursuant to Section 1011) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture, complying with Article Nine hereof, satisfactory to the Trustee, executed and delivered to the Trustee by such corporation and
(ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

       SECTION 802. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

       In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

       SECTION 803. Officers' Certificate and Opinion of Counsel. Any consolidation, merger, sale, lease or conveyance permitted under Section 801 is also subject to the condition that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


                                ARTICLE NINE

                           SUPPLEMENTAL INDENTURES

       SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

       (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

       (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

       (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

       (4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

       (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

       (6)  to secure the Securities; or

       (7) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301, including the provisions and procedures relating to Securities convertible into Common Shares or Preferred Shares, as the case may be; or

       (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

       (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such provisions shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

      (10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect.

       SECTION 902. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

       (1) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Security; or reduce the principal amount thereof or the rate or amount of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 1011 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or


       (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (or compliance with certain provisions of this Indenture or certain defaults hereunder and their conse-quences) provided for in this Indenture, or reduce the requirements of
  Section 1504 for quorum or voting, or

       (3)  modify any of the provisions of this Section, Section 513 or
  Section 1012, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

       It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

       A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

       SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

       SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and any coupon appertaining thereto shall be bound thereby.

       SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

       SECTION 906. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                                 ARTICLE TEN

                                  COVENANTS

       SECTION 1001. Payment of Principal, Premium, if any, Interest and Additional Amounts. The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on and any Additional Amounts payable in respect of the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before Maturity, other than Additional Amounts, if any, payable as provided in Section 1011 in respect of principal of (or premium, if any, on) such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. Unless otherwise specified with respect to Securities of any series pursuant to Section 301, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.

       SECTION 1002. Maintenance of Office or Agency. If Securities of a series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment or conversion, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain: (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment or conversion, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment or conversion in the circumstances described in the following paragraph (and not otherwise); (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of that series pursuant to
Section 1011) or conversion; provided, however, that if the Securities of that series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange; and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 1011) or conversion at the offices specified in the Security, in London, England, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

       Unless otherwise specified with respect to any Securities pursuant to
Section 301, no payment of principal, premium or interest on or Additional Amounts in respect of Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any Additional Amounts payable on Securities of such series pursuant to Section 1011) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture, is illegal or effectively pre-cluded by exchange controls or other similar restrictions.

       The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

       Unless otherwise specified with respect to any Securities pursuant to
Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

       SECTION 1003. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on or Additional Amounts in respect of, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

       Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on or Additional Amounts in respect of, any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Additional Amounts and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

       The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

       (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

       (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal (and premium, if any) or interest; and

       (3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

       The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

       Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on, or any Additional Amounts in respect of, any Security of any series and remaining unclaimed for two years after such principal (and premium, if any), interest or Additional Amounts has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal of (and premium, if any) or interest on, or any Additional Amounts in respect of, any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

       SECTION 1004. Limitations on Incurrence of Debt. (a) The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 65% of the sum of
(i) the Company's Total Assets as of the end of the fiscal quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable acquired by the Company or any Subsidiary since the end of such fiscal quarter, including those obtained in connection with the incurrence of such additional Debt and (iii) the amount of any securities offering proceeds received by the Company or any Subsidiary since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt).

       (b)  In addition to the limitation set forth in subsection (a) of this
Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt if Consolidated Income Available for Debt Service for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge on the Debt of the Company and all Subsidiaries to be outstanding immediately after the incur-ring of such additional Debt.

       (c)  In addition to the limitations set forth in subsections (a) and
(b) of this Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Company or any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company or any Subsidiary is greater than 40% of the sum of (i) the Company's Total Assets as of the end of the fiscal quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable acquired by the Company or any Subsidiary since the end of such fiscal quarter, including those obtained in connection with the incurrence of such additional Debt and (iii) the amount of any securities offering proceeds received by the Company or any Subsidiary since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce
Debt).

       (d) In addition to the limitations set forth in subsections (a), (b) and (c) of this Section 1004, the Company will at all times maintain an Unencumbered Total Asset Value in an amount not less than 100% of the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries that is unsecured.

       (e) For purposes of this Section 1004, Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

       SECTION 1005. Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Trustees shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

       SECTION 1006. Maintenance of Properties. The Company will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from selling or otherwise disposing for value its properties in the ordinary course of its business.

       SECTION 1007. Insurance. The Company will, and will cause each of its Subsidiaries to, keep all of its insurable properties adequately insured against loss or damage with insurers of recognized responsibility and having an A.M. Best policy holder's rating of not less than A-:V.

       SECTION 1008. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary unless such lien would not have a material adverse effect upon such property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) for which the Company has set apart and maintains an adequate reserve.

       SECTION 1009. Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company will, to the extent permitted under the Securities Exchange Act of 1934, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject.

       The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if the Company were subject to such Sections, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

       SECTION 1010. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 1010, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

       SECTION 1011. Additional Amounts. If any Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto Additional Amounts as may be specified as contemplated by Section 301. Whenever in this Indenture there is mentioned, in any context except in the case of Section 502(1), the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established pursuant to Section 301 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

       Except as otherwise specified as contemplated by Section 301, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series or related coupons and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series or related coupons until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities of a series or related coupons without withholding or deductions until otherwise advised. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them or in reliance on any Officers' Certificate furnished pursuant to this Section or in reliance on the Company's not furnishing such an Officers' Certificate.

       SECTION 1012. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1010, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                               ARTICLE ELEVEN

                          REDEMPTION OF SECURITIES

       SECTION 1101. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

       SECTION 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 45 days prior to the giving of the notice of redemption in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

       SECTION 1103. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

       The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

       For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

       SECTION 1104. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

       Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

       All notices of redemption shall state:

       (1)  the Redemption Date,

       (2) the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 1106, if any, and Additional Amounts, if any,

       (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

       (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

       (5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 1106, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

       (6) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any, or for conversion,

       (7)  that the redemption is for a sinking fund, if such is the case,

       (8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished,

       (9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made,

      (10)  the CUSIP number of such Security, if any, and

      (11) if applicable, that a Holder of Securities who desires to convert Securities for redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate, and the date and time when the option to convert shall expire.

       Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

       SECTION 1105. Deposit of Redemption Price. At least one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

       SECTION 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by
Section 301, only upon presentation and surrender of coupons for such interest; and provided further that, except as otherwise provided with respect to Securities convertible into Common Shares or Preferred Shares, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

       If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

       If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

       SECTION 1107. Securities Redeemed in Part. Any Registered Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                               ARTICLE TWELVE

                                SINKING FUNDS

       SECTION 1201. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by
Section 301 for Securities of such series.

       The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

       SECTION 1202. Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by the Company; provided that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

       SECTION 1203. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


                              ARTICLE THIRTEEN

                     REPAYMENT AT THE OPTION OF HOLDERS

       SECTION 1301. Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities, if any, and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article.

       SECTION 1302. Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that at least one Business Day prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

       SECTION 1303. Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Securities. In order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (1) the Security so providing for such repayment together with the "Option to Elect Repayment" form on the reverse thereof duly completed by the Holder (or by the Holder's attorney duly authorized in writing) or (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. ("NASD"), or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the CUSIP number, if any, or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Security and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denomina-tions of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

       SECTION 1304. When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

       If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there shall be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

       If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

       SECTION 1305. Securities Repaid in Part. Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.


                              ARTICLE FOURTEEN

                     DEFEASANCE AND COVENANT DEFEASANCE

       SECTION 1401. Applicability of Article; Company's Option to Effect Defeasance or Covenant Defeasance. If, pursuant to Section 301, provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 1402 or (b) covenant defeasance of the Securities of or within a series under Section 1403, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 1402 (if applicable) or Section 1403 (if applicable) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

       SECTION 1402. Defeasance and Discharge. Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any coupons appertaining thereto on the date the conditions set forth in Section 1404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1011, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities and any coupons appertaining thereto.

       SECTION 1403. Covenant Defeasance. Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 1004 to 1010, inclusive, and, if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, "covenant defeasance"), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 1004 to 1010, inclusive, or such other covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.

       SECTION 1404. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 1402 or Section 1403 to any Outstanding Securities of or within a series and any coupons appertaining thereto:

       (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount in such currency, currencies or currency unit in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.

       (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

       (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(6) and 501(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

       (d) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

       (e) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

       (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company's option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

       (g) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.

       SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to
Section 1404 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

       Unless otherwise specified with respect to any Security pursuant to
Section 301, if, after a deposit referred to in Section 1404(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 1404(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the currency or currency unit in which the deposit pursuant to Section 1404(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

       The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

       Anything in this Article to the contrary notwithstanding, subject to
Section 606, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

                               ARTICLE FIFTEEN

                      MEETINGS OF HOLDERS OF SECURITIES

       SECTION 1501. Purposes for Which Meetings May Be Called. A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

       SECTION 1502. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

       (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in
Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

       SECTION 1503. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

       SECTION 1504. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

       Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

       Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

       Notwithstanding the foregoing provisions of this Section 1504, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

       (i)  there shall be no minimum quorum requirement for such meeting;
  and

      (ii) the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

       SECTION 1505. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

       (b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1502(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in prin-cipal amount of the Outstanding Securities of such series represented at the meeting.

       (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

       (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

       SECTION 1506. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their represen-tatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in
Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                  * * * * *


       This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          NEW PLAN REALTY TRUST


                                          By:   /s/ Dean Bernstein
                                             ______________________________
[SEAL]                                         Title: Vice President

Attest:

 /s/ Joel F. Crystal
__________________________
Title: Assistant Secretary
                                          THE FIRST NATIONAL BANK OF BOSTON
                                          as Trustee

                                          By:___________________________
                                               Title:
[SEAL]

Attest:

____________________________
Title:  Assistant Cashier
record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                  * * * * *


       This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                     NEW PLAN REALTY TRUST



By:______________________________________
[SEAL]                                    Title:

Attest:

___________________________
Title: Assistant Secretary
                                     THE FIRST NATIONAL BANK OF BOSTON
                                     as Trustee

                                     By: /s/ Kecia R. Banks

__________________________________
                                         Title: Senior Account Administrator
[SEAL]

Attest:

____________________________
Title:  Assistant Cashier
STATE OF NEW YORK     )
                      ) ss:
COUNTY OF NEW YORK    )


  On the 29th day of March, 1995, before me personally came Dean Bernstein, to me known, who, being by me duly sworn, did depose and say that he resides at New York,New York, that he is Vice President of NEW PLAN REALTY TRUST, one of the entities described in and which executed the foregoing instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such entity's seal; that it was so affixed by authority of the Board of Trustees of said entity, and that he signed his name thereto by like authority.

[Notarial Seal]

                                           /s/ Gail Solarchik
                                     ______________________________
                                          Notary Public
                                          COMMISSION EXPIRES



STATE OF NEW YORK     )
                      ) ss:
COUNTY OF NEW YORK    )

       On the _____ day of ____________, 1995, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _______________
_______________________, that he/she is a ________________ of THE FIRST
NATIONAL BANK OF BOSTON, one of the entities described in and which executed the foregoing instrument; that he/she knows the seal of said entity; that the seal affixed to said instrument is such entity's seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

[Notarial Seal]

                                          _________________________
                                          Notary Public
                                          COMMISSION EXPIRES

STATE OF NEW YORK     )
                      ) ss:
COUNTY OF NEW YORK    )

       On the _____ day of ____________, 1995, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ______________________________________, that he/she is a ________________ of NEW PLAN REALTY TRUST, one of the entities described in and which executed the foregoing instrument; that he/she knows the seal of said entity; that the seal affixed to said instrument is such entity's seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

[Notarial Seal]

                                          ________________________
                                          Notary Public
                                          COMMISSION EXPIRES


COMMONWEALTH OF MASSACHUSETTS   )
                                ) ss:
COUNTY OF SUFFOLK               )

       On the 29th day of March, 1995, before me personally came Kecia R. Banks, to me known, who, being by me duly sworn, did depose and say that she resides at _______________________________________
_______________________, that she is a Senior Account Administrator of THE FIRST NATIONAL BANK OF BOSTON, one of the entities described in and which executed the foregoing instrument; that she knows the seal of said entity; that the seal affixed to said instrument is such entity's seal; that it was so affixed by authority of the Board of Directors of said entity, and that she signed her name thereto by like authority.

[Notarial Seal]

                                      /s/ Shawn P. George
                                     ______________________________
                                     Notary Public
                                     COMMISSION EXPIRES

                                  EXHIBIT A

                           FORMS OF CERTIFICATION



                                 EXHIBIT A-1

             FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED
              TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST
                     PAYABLE PRIOR TO THE EXCHANGE DATE

                                 CERTIFICATE


[Insert title or sufficient description of Securities to be delivered]

       This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 2.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or
(b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise New Plan Realty Trust or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

       As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

       We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

       This certificate excepts and does not relate to [U.S.$]
_______________ of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

       We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.



Dated: _____________________________, 19__
[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant
Interest Payment Date occurring prior to the Exchange Date, as applicable]

                           [Name of Person Making
                              Certification]


                           ______________________________
                           (Authorized Signator)
                           Name:
                           Title:

                                 EXHIBIT A-2

                FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
              AND CEDEL S.A. IN CONNECTION WITH THE EXCHANGE OF
               A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO
             OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

                                 CERTIFICATE


[Insert title or sufficient description of Securities to be delivered]

       This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, [U.S.$________] principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations
Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise New Plan Realty Trust or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

       As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

       We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above- captioned Securities excepted in the above-referenced certificates of Member Organizations and
(ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

       We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.


Dated: ___________________, 19__
[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]


                                     [_______________________,] as
                                     Operator of the
                                     Euroclear System
                                     [Cedel S.A.]



                                     By:_________________________

                                                                    EXHIBIT 5

                            GOODWIN, PROCTER & HOAR
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              COUNSELLORS AT LAW
                                Exchange Place
                       Boston, Massachusetts  02109-2881

                                                     Telephone (617) 570-1000
                                                    Telecopier (617) 523-1231
                                                      Cable GOODPROCT, BOSTON

                                 July 26, 1995


New Plan Realty Trust
1120 Avenue of the Americas
New York, New York  10036

          Re:  $250,000,000 Aggregate Offering Price of
               Securities of New Plan Realty Trust
               ________________________________________

Ladies and Gentlemen:

          As special Massachusetts counsel for New Plan Realty Trust (the "Trust"), we render this opinion in connection with the Trust's registration statement on Form S-3 (the "Registration Statement") to be filed by the Trust with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, relating to the issuance from time to time of up to $250,000,000 aggregate offering price of one or more series of (i) unsecured debt securities, which may be either senior debt securities (the "Senior Securities") or subordinated debt securities (the "Subordinated Securities" and, together with the Senior Securities, the "Debt Securities"), (ii) preferred shares of beneficial interest, par value $1.00 per share (the "Preferred Shares"), (iii) Preferred Shares represented by depositary shares (the "Depositary Shares") that are represented by Depositary Receipts (the "Depositary Receipts"), (iv) common shares of beneficial interest without par value (the "Common Shares"), (v) warrants to purchase Debt Securities, Preferred Shares or Common Shares (the "Warrants") or (vi) rights to purchase Common Shares (the "Rights"). Any Debt Securities may be convertible into Preferred Shares or Common Shares, and any Preferred Shares may be convertible into Common Shares. The Debt Securities, Preferred Shares, Depositary Shares and Depositary Receipts, Common Shares, Warrants and Rights are collectively referred to herein as the "Securities." The amount or number and specific terms of each issuance of Securities are subject to further resolutions of the Trustees of the Trust (each a "Further Trustees' Resolution") and will be described in a prospectus supplement ("Prospectus Supplement") to the Prospectus (or amendment thereto) constituting a part of the Registration Statement (the "Prospectus").

          The Senior Securities are to be issued under the Senior Securities Indenture between the Trust and The First National Bank of Boston, as trustee, (the "Senior Securities Trustee"), dated March 29, 1995, as the same may be supplemented or amended from time to time (the "Senior Securities Indenture"). The Subordinated Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Subordinated Securities Indenture"), in form and containing specific terms authorized by a Further Trustees' Resolution between the Trust and a trustee to be designated in a Further Trustees' Resolution (the "Subordinated Securities Trustee"). The Depositary Shares are to be issued under one or more Deposit Agreements in form and containing specific terms authorized by a Further Trustees' Resolution (each a "Deposit Agreement"), each to be between the Trust and a financial institution identified therein as the depositary (each a "Depositary"). The Warrants are to be issued under one or more Warrant Agreements in form and containing specific terms authorized by a Further Trustees' Resolution (each a "Warrant Agreement"), each to be between the Trust and a financial institution identified therein as warrant agent (each a "Warrant Agent"). The Rights are to be issued under one or more rights agreements in form and containing specific terms authorized by a Further Trustees' Resolution (each a "Rights Agreement"), each to be between the Trust and a financial institution identified therein as rights agent (each a "Rights Agent").

          In our capacity as Massachusetts counsel to the Trust, we have examined the Declaration of Trust of the Trust, as amended (the "Declaration of Trust"), the Registration Statement in the form in which you have advised us will be filed with the SEC, a certificate of the Secretary of the Trust as to resolutions adopted by the Trustees of the Trust authorizing the filing of the Registration Statement and related matters, and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are members of the Bar of the Commonwealth of Massachusetts and we express no opinion herein concerning any law other than the laws of the Commonwealth of Massachusetts. We also express no opinion on Massachusetts securities ("blue sky") or tax laws.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that:

          1. The Senior Securities Indenture has been duly authorized, executed and delivered by the Trust and constitutes the legally valid and binding agreement of the Trust,, enforceable against the Trust in accordance with its terms.

          2. The Senior Securities have been duly authorized and, when the amount and specific terms thereof have been duly established in accordance with the Declaration of Trust and a Further Trustees' Resolution, and when the Senior Securities have been duly established pursuant to the Senior Securities Indenture, duly authenticated by the Senior Securities Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms and provisions of the Senior Securities Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Senior Securities will constitute legally issued and binding obligations of the Trust.

          3. The Subordinated Securities have been duly authorized and, when the amount and specific terms thereof have been duly established in accordance with a Subordinated Securities Indenture that is in accordance with the Declaration of Trust and a Further Trustees' Resolution, and when the Subordinated Securities have been established pursuant to such Subordinated Securities Indenture, duly authenticated by the Subordinated Securities Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms and provisions of such Subordinated Securities Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Subordinated Securities will constitute legally issued and binding obligations of the Trust.

          4. The Preferred Shares have been duly authorized and, when the number and specific terms of the Preferred Shares have been duly established in accordance with the Declaration of Trust and a Further Trustees' Resolution and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Shares will be validly issued, fully paid and nonassessable by the Trust.

          5. The Depositary Shares have been duly authorized and, when the number and specific terms thereof have been duly established in accordance with the Declaration of Trust and a Further Trustees' Resolution, and when the Depositary Receipts representing the Depositary Shares have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by a Deposit Agreement that conforms to the provisions of a Further Trustees' Resolution and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares will be validly issued, fully paid and nonassessable by the Trust and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

          6. The Common Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable by the Trust.

          7. The Warrants have been duly authorized and, when the number and specific terms thereof have been duly established in accordance with the Declaration of Trust and a Further Trustees' Resolution, and when duly executed and delivered by the Trust and countersigned by the applicable Warrant Agent in accordance with an applicable Warrant Agreement that conforms to the provisions of a Further Trustees' Resolution, and when delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will constitute legally issued, valid and binding obligations of the Trust and will entitle the holders thereof to the rights specified in the Warrant Agreement.

          8. The Rights have been duly authorized and, when the number and specific terms thereof have been duly established in accordance with the Declaration of Trust and a Further Trustees' Resolution, and when duly executed and delivered by the Trust and countersigned by the applicable Rights Agent in accordance with an applicable Rights Agreement that conforms to the provisions of a Further Trustees' Resolution, and when distributed to shareholders of the Trust entitled to receive such distribution in accordance with the applicable Rights Agreement in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will constitute legally issued, valid and binding obligations of the Trust and will entitle the holders thereof to the rights specified in the Rights Agreement.

          The opinions set forth above are subject to the following exceptions, limitations, qualifications and further assumptions: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law; (iii) the unenforceability under certain circumstances of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Senior Securities Indenture or any similar provision to be contained in the Subordinated Securities Indenture; (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vi) we assume that no Further Trustees' Resolution will provide for or authorize any action that contravenes or is inconsistent with either the Declaration of Trust or the laws of Massachusetts.

          To the extent that the obligations of the Trust under the Senior Securities Indenture, the Subordinated Securities Indenture, any Deposit Agreement, any Warrant Agreement or any Rights Agreement may be dependent upon such matters, we assume for purposes of this opinion that the relevant Senior Securities Trustee or Subordinated Securities Trustee ("Trustee"), Depositary, Warrant Agent or Rights Agent named in the relevant Indenture or Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the relevant Indenture or Agreement and has been duly authorized, executed and delivered by the relevant Trustee, Depositary, Warrant Agent or Rights Agent and constitutes the legally valid and binding obligation of the relevant Trustee, Depositary, Warrant Agent enforceable against the relevant Trustee, Depositary, Warrant Agent in accordance with its terms; and that the relevant Trustee, Depositary or Warrant Agent or Rights Agent is in compliance, generally with respect to acting under the relevant Indenture or Agreement, with all requisite organizational requirements and has full legal power and authority to perform its obligations under the relevant Indenture or Agreement.

          We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                   Very truly yours,

                                   /s/ GOODWIN, PROCTER& HOAR

                                   GOODWIN, PROCTER & HOAR

                                                                    EXHIBIT 8

                               ALTHEIMER & GRAY
                       10 South Wacker Drive, Suite 4000
                           Chicago, Illinois  60606
                                (312) 795-4000



                                 July 26, 1995







New Plan Realty Trust
1120 Avenue of the Americas
New York, New York 10036

Gentlemen:

          This opinion is delivered to you in connection with a public offering of Debt Securities, Preferred Shares, Depositary Shares, Common Shares, Warrants and Rights having an aggregate offering price of up to $250,000,000 of New Plan Realty Trust (the "Trust") pursuant to the Trust's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission.

          For purposes of this opinion:

          1. We have examined the Declaration of Trust, as amended to date, of the Trust.

          2. We have prepared and sent to the Trust a memorandum setting forth the various rules and definitions relating to the qualification of the Trust as a real estate investment trust ("REIT") within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

          3. We have relied, as to matters of fact necessary to this opinion, on certificates and representations of officers or employees of the Trust and of Coopers & Lybrand, independent public accountants of the Trust.

          4. We have been advised by the Trust that the Internal Revenue Service has completed tax audits of the Trust for taxable years 1973, 1974, and 1975 and has made no assertion that the Trust has not qualified as a REIT for any of such years or any taxable year thereafter.

          5. We have reviewed the information in the Trust's Prospectus related to the above described offering (the "Prospectus") under the caption "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS TO THE TRUST OF ITS REIT ELECTION."

          6. We have made no independent investigation of the facts represented or set forth in any of the foregoing paragraphs of this letter and are relying for purposes hereof on said Declaration of Trust, certificates, representations and advice.

          Based on the foregoing, it is our opinion that the Trust has been organized in conformity with the requirements for qualification as a REIT, and has operated in such a manner as to have qualified for taxation as a REIT under the Code.

          Norman M. Gold, a partner of this firm, is a Trustee of the Trust.

          We consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the use of our name wherever appearing in such Registration Statement, including the Prospectus, and any amendment thereto.

                                   Very truly yours,

                                   /s/ ALTHEIMER & GRAY

                                   ALTHEIMER & GRAY
                                                                   EXHIBIT 12

                      RATIOS OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)


                     NINE
                     MONTHS    FYE      FYE      FYE      FYE       FYE
                     04/30/95  07/31/94 07/31/93 07/31/92 07/31/91  07/31/90
                     ________  ________ ________ ________ ________  ________
EARNINGS
________
NET INCOME            49,967    52,317   43,229   49,446   39,878    35,047
INTEREST EXPENSE       3,766     2,289    1,386    1,527    1,935     1,901
INTEREST COMPONENT
 OF RENTAL EXPENSE       280       365      282      239      249       246
AMORTIZATION OF
 CAPITALIZED INTEREST     71        27       17       14       13        11

                ____________________________________________________________

                      51,084    54,998   44,914   51,226   42,075    37,205

FIXED CHARGES
_____________
INTEREST EXPENSE       3,766     2,289    1,386    1,527    1,935     1,901
INTEREST COMPONENT
 OF RENTAL EXPENSE       280       365      282      239      249       246
CAPITALIZED INTEREST     978       586      239       32       32       142

                ____________________________________________________________

TOTAL FIXED CHARGES    5,024     3,240    1,907    1,798    2,216     2,289

RATIO OF EARNINGS
 TO FIXED CHARGES       10.2      17.0     23.6     28.5     19.0      16.3

                                                                 EXHIBIT 23.3

COOPERS                                           Coopers & Lybrand L.L.P.
& LYBRAND                                        a professional services firm


                      CONSENT OF INDEPENDENT ACCOUNTANTS

                          __________________________


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 23, 1994, on our audits of the consolidated financial statements and financial statement schedules of New Plan Realty Trust (the "Trust") as of July 31, 1994 and 1993 and for each of the three years in the period ended July 31, 1994, which are included in the Annual Report on Form 10-K of the Trust for the year ended July 31, 1994. We also consent to the reference to our firm under the caption "Experts."


                                   /s/ COOPERS & LYBRAND L.L.P.

                                   COOPERS & LYBRAND L.L.P.

New York, New York
July 27, 1995
                                                                 EXHIBIT 23.4

Eichler Bergsman & Co., LLP                              Philip A. Baumgarten
Certified Public Accountants                             Gilbert Bergsman
404 Park Avenue South                                    Paul Eichler
New York, New York  10016                                Corey L. Massella
Tel (212) 447-9001                                       Michael E. Silverman
Fax (212) 447-9006





                      CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated August 19, 1994, on our audit of the Historical Summary of Revenues and Certain Operating Expenses of certain properties acquired by New Plan Realty Trust (the "Trust") for the year ending October 31, 1993, which are included in the Report on Form 8-K/A of the Trust dated September 1, 1994, dated October 4, 1994, on our audit of the Historical Summary of Revenues and Certain Operating Expenses of certain properties acquired by the Trust for the year ended December 31, 1993, which are included in the Report on Form 8-K/A of the Trust dated October 6, 1994 and dated May 30, 1995, on our audit of the Historical Summary of Revenues and Certain Operating Expenses of certain properties acquired by the Trust for various year-ends, which are included in the Report on Form 8-K/A of the Trust dated May 31, 1995. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3.



                                 /s/ EICHLER, BERGSMAN & CO., LLP

                                 EICHLER, BERGSMAN & CO., LLP

July 25, 1995
New York, New York